                                                                 EXHIBIT 10.64


                               U.S. $105,000,000


                                CREDIT AGREEMENT


                          Dated as of January 16, 1996


                                     Among


                             EOG COMPANY OF CANADA,
                                as the Borrower

                                      and


                             THE BANKS NAMED HEREIN

                                      and

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                            as Administrative Agent

                               TABLE OF CONTENTS

Section                                                                                                              Page
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
                                                        ARTICLE I

                                             DEFINITIONS AND ACCOUNTING TERMS

         1.1.    Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
         1.2.    Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
         1.3.    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
         1.4.    Ratings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-

                                                        ARTICLE II

                                             AMOUNT AND TERMS OF THE ADVANCES

         2.1.    The Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         2.2.    Making the Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         2.3.    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         2.4.    Repayment; Extension of Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         2.5.    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         2.6.    Additional Interest on Eurodollar Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         2.7.    Interest Rate Determination and Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         2.8.    Voluntary Conversion of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         2.9.    Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         2.10.   Increased Costs; Capital Adequacy, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         2.11.   Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         2.12.   Payments and Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         2.13.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         2.14.   Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
         2.15.   Increase of Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         2.16    Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         2.17.   Non-Ratable Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         2.18.   Replacement of Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-

                                                       ARTICLE III

                                               CONDITIONS TO EACH BORROWING

         3.1.    Initial Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
         3.2.    Additional Conditions Precedent to the Borrowings  . . . . . . . . . . . . . . . . . . . . . . . .  -25-

                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES

         4.1.    Representations and Warranties of the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

                                                        ARTICLE V

                                                COVENANTS OF THE BORROWER

         5.1.    Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         5.2.    Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

                                                        ARTICLE VI

                                                    EVENTS OF DEFAULT

         6.1.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-

                                                       ARTICLE VII

                                                 THE ADMINISTRATIVE AGENT

         7.1.    Authorization and Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
         7.2.    Administrative Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         7.3.    Administrative Agent and Its Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         7.4.    Bank Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         7.5.    Certain Rights of the Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         7.6.    Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
         7.7.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
         7.8.    Resignation by the Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-

                                                       ARTICLE VIII

                                                      MISCELLANEOUS

         8.1.    Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         8.2.    Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         8.3.    No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         8.4.    Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         8.5.    Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         8.6.    Binding Effect; Assignments; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         8.7.    Governing Law; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         8.8.    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         8.9.    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
         8.10.   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-

         8.11.   Survival; Term; Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
         8.12.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
         8.13.   Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
         8.14    Location of Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
         8.15.   Currency Conversion and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-

Annex I          Commitments


Schedule I  -    Applicable Margin
Schedule II -    Applicable Lending Offices

Exhibit A        Form of Note
Exhibit B        Notice of Borrowing
Exhibit C-1      Opinion of Vinson & Elkins L.L.P., special U.S. counsel to Borrower and Guarantor
Exhibit C-2      Opinion of Bennett Jones Verchere, Canadian tax counsel to Borrower and Guarantor
Exhibit C-3      Opinion of Stewart McKelvey Stirling Scales, Nova Scotia counsel to Borrower and Guarantor
Exhibit D        Opinion of Vice President and General Counsel of Guarantor
Exhibit E        Notice of Conversion
Exhibit F        Form of Assignment and Acceptance

                                CREDIT AGREEMENT

                          Dated as of January 16, 1996

         EOG COMPANY OF CANADA, an unlimited liability company incorporated under the laws of the province of Nova Scotia (the "Borrower"), the financial institutions party hereto (the "Banks"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (in its individual capacity, "TCB"), as administrative agent (in such capacity, the "Administrative Agent") for the Banks hereunder, agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                 "Adjusted CD Rate" means, for any Interest Period for each Adjusted CD Rate Advance, an interest rate per annum equal to the sum of:

                 (a) the rate per annum obtained by dividing (1) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum, at 9:00 A.M. (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's Adjusted CD Rate Advance and with a maturity equal to such Interest Period (provided that, if bid rate quotes from such dealers are not available to any Reference Bank, such Reference Bank shall notify the Administrative Agent of a reasonably equivalent rate determined by it on the basis of another source or sources selected by it), by (2) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage for such Interest Period, plus

                 (b)      the Assessment Rate for such Interest Period.

The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Advance shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks one Business Day before the first day of such Interest Period, subject however, to the provisions of Section 2.7.

                 "Adjusted CD Rate Advance" means an Advance which bears interest as provided in Section 2.5(b).

                 "Adjusted CD Rate Reserve Percentage" for any Interest Period for each Adjusted CD Rate Advance means the reserve percentage applicable one Business Day before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period.

                 "Administrative Agent" shall have the meaning specified in the first paragraph of this Agreement, together with any successor thereto pursuant to Section 7.8.

                 "Advance" means an advance by a Bank to the Borrower pursuant to Article II (and where appropriate or the context requires, each portion of such an advance of a specific "Type" as defined below), each portion thereof transferred to a Bank (including a Person that becomes a Bank in connection with such transfer) pursuant to Section 2.10(e), 2.18 or 8.6(b) and each portion remaining after any such transfer, each Advance to consist of one or more of the following types (each of which shall be a "Type" of Advance): an Adjusted CD Rate Advance, a Base Rate Advance or a Eurodollar Advance.

                 "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time in the future.

                 "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance, such Bank's CD Lending Office in the case of an Adjusted CD Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Advance.

                 "Applicable Margin" means, for any Interest Period for each Adjusted CD Rate Advance and for any Interest Period for each Eurodollar Advance, the percentage per annum applicable to such Interest Period for such Advance as shown in Schedule I and being based on (a) the Type of Advance to which such Interest Period relates (i.e., Adjusted CD Rate Advance or Eurodollar Advance), and (b) the Rating Level, which for the purposes of determining the Applicable Margin shall be the Rating Level in effect on the first day of such Interest Period.

                 "Assessment Rate" for any Interest Period for each Adjusted CD Rate Advance means the annual assessment rate estimated by the Bank which is the Administrative Agent one Business Day before the first day of such Interest Period for determining the then current annual assessment payable by such Bank to the FDIC for insuring dollar deposits of such Bank at its principal office in the United States.

                 "Bankruptcy Code" means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

                 "Banks" has the meaning specified in the first paragraph of this Agreement, and shall include any financial institution which becomes a Bank pursuant to Section 2.15, Section 2.18 or Section 8.6(b).

                 "Base Rate" at any time shall mean the higher of (a) the Prime Commercial Lending Rate as in effect from time to time and (b) the Federal Funds Rate plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Commercial Lending Rate until the circumstances giving rise to such inability no longer exist.

                 "Base Rate Advance" means an Advance which bears interest as provided in Section 2.5(a).

                 "Borrower" means EOG Company of Canada, an unlimited liability company incorporated under the laws of the province of Nova Scotia, and any successor thereto pursuant to Section 5.2(b).

                 "Borrowing" means a borrowing hereunder consisting of (a) the initial Advances on January 16, 1996, and (b) any subsequent Advances made (on the same date) after January 16, 1996 pursuant to an increase in the facility in accordance with Section 2.15.

                 "Business Day" means (a) any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in Halifax, Nova Scotia, Houston, Texas or New York, New York, and (b) if the applicable Business Day relates to any Eurodollar Advances, any day which is a "Business Day" described in clause (a) and which is also a day for trading by and between banks in the applicable interbank Eurodollar market.

                 "CD Lending Office" means, with respect to any Bank, the office of such Bank specified as its "CD Lending Office" opposite its name on
Schedule II hereto or in the document pursuant to which it became a party hereto as contemplated by Section 2.15, 2.18 or 8.6(b) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                 "Chapter One" shall mean Chapter One of the Texas Credit Code, as in effect on the date the document using such term was executed.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor Federal tax code, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

                 "Commitment" means the commitment of each Bank to lend money in an amount not to exceed the amount set forth opposite such Bank's name on Annex I hereto.

                 "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to
Section 2.7, Section 2.8 or Section 2.10(b).

                 "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule II or in the document pursuant to which it became a party hereto as contemplated by Section 2.15, 2.18 or 8.6(b) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                 "eurocurrency liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                 "Eurodollar Advance" means an Advance which bears interest as provided in Section 2.5(c).

                 "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule II or in the document pursuant to which it became a party hereto as contemplated by Section 2.15, 2.18 or 8.6(b) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                 "Eurodollar Rate" means, for any Interest Period for each Eurodollar Advance, the lesser of (a) (i) an interest rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period equal to the Interest Period for such Eurodollar Advance, as shown under the heading "USD", as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, (ii) if the rate specified in clause (i) of this definition does not appear, an interest rate per annum based on the rates at which Dollar deposits with a period equal to such Interest Period are displayed on page "LIBO" of the Reuters Monitor Money Rates Service or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, it being understood that if two or more rates appear on such page, the rate will be the arithmetic average of such displayed rates and if fewer than two such rates are displayed, this clause (ii) of this definition shall not be applicable, and
(iii) if the rate specified in clause (i) does not appear and if clause (ii) of this definition is not applicable, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which dollar deposits in immediately available funds for delivery on the first day of such Interest Period are offered by TCB to leading banks in the interbank Eurodollar market selected by TCB at approximately 11:00 A.M. (local time in the relevant Eurodollar market) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the largest Eurodollar Advance to be outstanding during such Interest Period and for a period equal to such Interest Period and (b) the Highest Lawful Rate. The Eurodollar Rate for each Interest Period for each Eurodollar Advance shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from TCB two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.7.

                 "Events of Default" has the meaning specified in Section 6.1.

                 "Exchange Rate" means, in relation to the exchange of one currency to another on a particular day for the purpose of Section 8.15 hereof, the rate of exchange quoted by each Bank (with respect to amounts owed to such Bank) as its noon spot rate of exchange for the conversion of one currency to the other on such day.

                 "FDIC" means the Federal Deposit Insurance Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

                 "Guarantor" means Enron Oil & Gas Company, a Delaware corporation, or any successor permitted by Section 4.2(d) of the Guaranty.

                 "Guarantor Default" shall have the meaning assigned such term in the Guaranty.

                 "Guaranty" means that certain Guaranty dated of even date herewith issued by the Guarantor in favor of the Administrative Agent and the Banks, as the same may be supplemented, amended or modified from time to time.

                 "Highest Lawful Rate" shall mean, on any day, with respect to any Bank, the maximum nonusurious rate of interest permitted for that day by the laws applicable to such Bank, stated as a rate per annum. On each day, if any, that Chapter One establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day.

                 "Interest Period" means, with respect to each Adjusted CD Rate Advance or Eurodollar Advance, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below except that any Interest Period for Eurodollar Advances which commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last Business Day of the appropriate subsequent calendar month. The duration of each such Interest Period shall be (a) in the case of an Adjusted CD Rate Advance, 30, 60, 90 or 180 days and (b) in the case of a Eurodollar Advance, one, two, three or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. on the third Business Day (first Business Day in the case of an Adjusted CD Rate Advance) on the first day of such Interest Period, select; provided, however, that:

                 (1) Interest Periods commencing on the same date for Adjusted CD Rate Advances or Eurodollar Advances, respectively, shall be of the same duration;

                 (2) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                 (3) no Interest Period for any Advance under a Note which is maturing may end after the Maturity Date for such Note.

                 "Loan Document" means this Agreement, each Note, the Notice of Borrowing and each other document or instrument executed and delivered in connection with this Agreement.

                 "Majority Banks" means at any time Banks holding at least 66 2/3% of the then aggregate unpaid principal amount of the Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 66 2/3% of the Commitments.

                 "Maturity Date" means, (a) with respect to any Note dated January 16, 1996, the earlier of (i) January 17, 2001, or such later date to which the maturity of such Note has been extended pursuant to Section 2.4(b), or (ii) the date, if any, that the Notes become due and payable in accordance with Section 6.1; and (b) with respect to any Note issued pursuant to Section 2.15, the earlier of (i) five (5) years and one (1) day from the date of such Note, or such later date to which the maturity of such Note has been extended pursuant to Section 2.4(b), or (ii) the date, if any, that the Notes become due and payable in accordance with Section 6.1.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Advance owed to such Bank. The Notes evidencing the Advances made on January 16, 1996, shall be dated January 16, 1996. The Notes evidencing Advances comprising a Borrowing made pursuant to an increase in the facility pursuant to Section 2.15, shall be dated the date of such Advances.

                 "Notice of Borrowing" has the meaning specified in Section 2.2.

                 "Other Taxes" has the meaning specified in Section 2.13(c).

                 "Payment Office" means the office of the Administrative Agent located at 712 Main Street, Houston, Texas or such other office as the Administrative Agent may designate by written notice to the other parties hereto.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof.

                 "Prescribed Forms" means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes (except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation).

                 "Prime Commercial Lending Rate" means that rate of interest from time to time announced by TCB at its principal office as its prime rate (or comparable rate, if TCB does not so designate a "prime rate"), the Prime Commercial Lending Rate to change when and as such prime rate or comparable rate, as the case may be, changes. The Prime Commercial Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. TCB may make commercial loans or other loans at rates of interest at, above or below the Prime Commercial Lending Rate. For purposes hereof, the principal office of TCB, as of the date hereof, is its office located at 712 Main Street, Houston, Texas.

                 "Rating Level" means the applicable category of rating level contained in Schedule I which is based on the rating of the Guarantor's senior unsecured long-term debt as classified by Moody's and/or Standard & Poor's and which shall be the highest applicable Rating Level I, Rating Level II, Rating Level III, Rating Level IV, Rating Level V or Rating Level VI, as the case may be, as set forth in Schedule I.

                 "Reference Banks" means Texas Commerce Bank National Association, Commerzbank Aktiengesellschaft, Atlanta Agency, and Royal Bank of Canada.

                 "Standard & Poor's" and "S&P" each means Standard & Poor's Ratings Group.

                 "Taxes" has the meaning specified in Section 2.13(a).

                 "Texas Credit Code" shall mean Title 79, Revised Civil Statutes of Texas, 1925, as amended.

                 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Unless otherwise indicated, all references to a particular time are references to Houston, Texas time.

                 1.3. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation,".

                 1.4. Ratings. A rating, whether public or private, by Standard & Poor's or Moody's shall be deemed to be in effect on the date of announcement or publication by Standard & Poor's or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the date when any change in such rating is deemed to be in effect. In the event any of the rating categories used by Moody's or Standard & Poor's is revised or designated differently (such as by changing letter designations to different letter designations or to numerical designations), the references herein to such rating shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt.

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE ADVANCES

                 2.1. The Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make one advance to the Borrower on January 16, 1996 in an amount not to exceed such Bank's Commitment. If a Borrowing is made to increase the outstanding indebtedness under this Agreement pursuant to Section 2.15, each Bank participating in such increase shall make an advance to the Borrower to fund its portion of such Borrowing. The Borrower, for interest rate purposes, may elect pursuant to the terms hereof to divide the Advance made by each Bank into one or more Types specified herein; provided that for all Eurodollar Advances, not more than four (4) different Interest Periods shall not be outstanding at the same time, and for all CD Rate Advances, not more than four (4) different Interest Periods shall not be outstanding at the same time; and provided further that all Advances made on January 16, 1996 of any Type shall be made by the Banks ratably according to their respective Commitments. The Advances are not revolving and the Borrower may not reborrow amounts repaid or prepaid. On the date of each Borrowing, any portion of the Commitments not utilized shall be terminated.

                 2.2.     Making the Advances.

                 (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (x) if the Borrowing is to be comprised, in whole or in part, of Eurodollar Advances, at least three (3) Business Days prior to the date of the Borrowing, (y) if the Borrowing is to be comprised of Adjusted CD Rate Advances, at least one (1) Business Day prior to the date of the Borrowing, and (z) if the Borrowing is to be comprised of Base Rate Advances, on the day of the Borrowing, by the Borrower to the Administrative Agent, which shall give to each Bank prompt notice thereof by telecopy. Such notice of the Borrowing (the "Notice of Borrowing") shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B, specifying therein the requested (1) Type of Advances comprising the Borrowing, (2) aggregate amount of the Borrowing, and (3) if the Borrowing will be comprised of Adjusted CD Rate Advances or Eurodollar Advances, the initial Interest Period for each such Advance. If the Borrowing is comprised, in whole or in part, of Adjusted CD Rate Advances or Eurodollar Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under
Section 2.5(b) or (c). Each Bank shall, before 11:00 A.M. (2:00 P.M. if the Borrowing is comprised of Base Rate Advances) on the date of the Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office, in same day funds, such Bank's ratable portion of the Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the Borrower in accordance with the Borrower's written instructions.

                 (b) The Notice of Borrowing shall be irrevocable and binding on the Borrower. If the Notice of Borrowing specifies the Borrowing is to be comprised, in whole or in part, of

Adjusted CD Rate Advances or Eurodollar Advances, the Borrower shall, subject to Section 8.8, indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for the Borrowing the applicable conditions set forth in Article III, or to make the Borrowing specified in such Notice of Borrowing on the date specified in such Notice of Borrowing including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of the Borrowing when such Advance, as a result of such failure, is not made on such date.

                 (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of a Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of the Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of the Borrowing in accordance with subsection (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (1) in the case of the Borrower, the weighted average of the respective interest rates which would have been applicable to Advances not so made and (2) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of the Borrowing for purposes of this Agreement.

                 (d) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of the Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of the Borrowing.

                 2.3. Fees. Subject to Section 8.8, the Borrower shall pay to the Administrative Agent such fees as may be separately agreed to by it and the Administrative Agent.

                 2.4.     Repayment; Extension of Maturity Date.

                 (a) The Borrower shall repay the unpaid principal amount of each Advance owed to each Bank in accordance with the Note or Notes evidencing such Advance to the order of such Bank. The unpaid principal balance of each Note, together with all accrued and unpaid interest on such Note, shall be due and payable on the Maturity Date for such Note.

                 (b) Within the 90-day period ending on January 16, 1997 (or in the case of any Note issued pursuant to Section 2.15, within the 90-day period ending on the first anniversary of the issuance of such Note), and, in either case, within the subsequent 90-day period ending on each yearly anniversary thereafter, the Borrower may request in writing that the Banks extend the Maturity Date for such Notes, as appropriate, for one (1) additional year; provided, however, that any such extension shall require the consent of all of the Banks, which consent may be withheld in each Bank's sole discretion; and provided, further, that if any Bank has not responded to such request in writing within 45 days after receipt of the written request of the Borrower by the Administrative Agent, such failure shall be deemed a denial of said request and such Bank shall be subject to removal as provided in Section 2.18.

                 2.5. Interest. Subject to Section 8.8, the Borrower shall pay interest on the unpaid principal amount of each Advance owed to each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                 (a) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, due quarterly on the last Business Day of each January, April, July and October (commencing on the last Business Day of April, 1996) during such periods and on the date such Base Rate Advance shall be Converted or paid in full; provided that any amount of principal (other than principal of Adjusted CD Rate Advances bearing interest pursuant to the proviso to Section 2.5(b) and principal of Eurodollar Advances bearing interest pursuant to the proviso to Section 2.5(c)) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, due on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.

                 (b) Adjusted CD Rate Advances. During such periods as such Advance is an Adjusted CD Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Adjusted CD Rate for such Interest Period for such Advance plus the Applicable Margin per annum for such Interest Period, due on the last day of such Interest Period and, if such Interest Period has a duration of more than 90 days, on the day which occurs during such Interest Period 90 days from the first day of such Interest Period (each Adjusted CD Rate Advance to bear interest from and including the first day of the Interest Period for such Advance to (but not including) the last day of such Interest Period); provided that any amount of principal of any Adjusted CD Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, due on demand, at a rate per annum equal at all times to the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

                 (c) Eurodollar Advances. During such periods as such Advance is a Eurodollar Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period for such Advance plus the Applicable Margin per annum for such Interest Period, due on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period (each Eurodollar Rate Advance to bear interest from and including the first day of the Interest Period for such Advance to (but not including) the last day of such Interest Period); provided that any amount of principal of any Eurodollar Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, due on demand, at a rate per annum equal at all times to the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

                 2.6. Additional Interest on Eurodollar Advances. If any Bank is required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency liabilities, and if as a result thereof there is an increase in the cost to such Bank of agreeing to make or making, funding or maintaining Eurodollar Advances, the Borrower shall, subject to Section 8.8, from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts, as additional interest hereunder, sufficient to compensate such Bank for such increased cost. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                 2.7.     Interest Rate Determination and Protection.

                 (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Adjusted CD Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such Adjustable CD Rate, the Administrative Agent shall determine such Adjustable CD Rate on the basis of timely information furnished by the remaining Reference Banks.

                 (b) The Administrative Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.5(a), (b) or (c), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.5(b).

                 (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Adjusted CD Rate for any Adjusted CD Rate Advances,

                 (1) the Administrative Agent shall forthwith notify the Borrower and the Banks that the interest rate cannot be determined for such Adjusted CD Rate Advances,

                 (2) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                 (3) the obligation of the Banks to make, or to Convert Advances into, Adjusted CD Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

                 (d) If, with respect to any Adjusted CD Rate Advances or Eurodollar Advances, the Majority Banks notify the Administrative Agent that the applicable interest rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Adjusted CD Rate Advances or Eurodollar Advances, as the case may be, for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Banks, whereupon

                 (1) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                 (2) the obligation of the Banks to make, or to Convert Advances into, Adjusted CD Rate Advances or Eurodollar Advances, as the case may be, shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

                 (e) If the Borrower shall fail to select the duration of any Interest Period for any Adjusted CD Rate Advances or Eurodollar Advances in accordance with the provisions contained in this Agreement, the Administrative Agent will forthwith so notify the Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                 (f) (1) On the date on which the aggregate unpaid principal amount of all Eurodollar Advances having the same Interest Period shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Eurodollar Advances shall automatically Convert into Base Rate Advances, and on and after such date, the right of the Borrower to Convert Advances into Eurodollar Advances shall terminate; provided, however, that (A) if other Eurodollar Advances are outstanding, the Borrower shall have the right to aggregate such Eurodollar Advances (and continue such Advances) if the aggregate unpaid principal amount of all such Eurodollar Advances being aggregated and continued shall equal or exceed $5,000,000, and (B) if Adjusted CD Rate Advances are outstanding, the Borrower shall have the right, in the case of Adjusted CD Rate Advances, on the last day of the Interest Period for such Advance, to aggregate all or such portion of such Adjusted CD Rate Advances with such Eurodollar Advance (and Convert or continue such Advances) if the aggregate unpaid principal amount of such resulting Eurodollar Advances having the same Interest Period shall equal or exceed $5,000,000.

                 (2) On the date on which the aggregate unpaid principal amount of all Adjusted CD Rate Advances having the same Interest Period shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Adjusted CD Rate Advances shall automatically Convert into Base Rate Advances, and on and after such date, the right of the Borrower to Convert Advances into Adjusted CD Rate Advances shall terminate; provided, however, that (A) if other Adjusted CD Rate Advances are outstanding, the Borrower shall have the right to aggregate such Adjusted CD Rate Advances (and continue such Advances) if the aggregate unpaid principal amount of all such Adjusted CD Rate Advances being aggregated and continued shall equal or exceed $5,000,000, and (B) if Eurodollar Advances are outstanding, the Borrower shall have the right, in the case of Eurodollar Advances, on the last day of the Interest Period for such Advance, to aggregate all or such portion of such Eurodollar Advances with such Adjusted CD Rate Advance (and Convert or continue such Advances) if the aggregate unpaid principal amount of such resulting Adjusted CD Rate Advances having the same Interest Period shall equal or exceed $5,000,000.

                 (g) Any Bank may, if it so elects, fulfill its Commitment as to any Eurodollar Advance by causing a branch, foreign or otherwise, or affiliate of such Bank to make such Advance and may transfer and carry such Advance at, to or for the account of any branch office or affiliate of such Bank; provided that in such event, for the purposes of this Agreement, such Advance shall be deemed to have been made by such Bank and the obligation of the Borrower to repay such Advance shall nevertheless be to such Bank and shall be deemed to be held by such Bank, to the extent of such Advance, for the account of such branch or affiliate.

                 2.8. Voluntary Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (x) in the case of a proposed Conversion into Eurodollar Advances, on the third Business Day prior to the date of the proposed Conversion, (y) in the case of a proposed Conversion into Adjusted CD Rate Advances, on the first Business Day prior to the date of the proposed Conversion, and (z) in the case of a proposed Conversion into Base Rate Advances, on the date of the proposed Conversion and subject to the limitations in Section 2.1 as to the number of permitted Interest Periods and subject to the provisions of Sections 2.7 and 2.11, Convert Advances of one Type into Advances of another Type; provided, however, that any Conversion of any Eurodollar Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Advances and that any Conversion of any Adjusted CD Rate Advances shall be made on, and only on, the last day of an Interest Period for such Adjusted CD Rate Advances. Each such notice of a Conversion (a "Notice of Conversion") shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit E, and shall, within the restrictions specified above, specify (1) the date of such Conversion, (2) the Advances to be Converted and the Type into which they are to be

Converted, and (3) if such Conversion is into Adjusted CD Rate Advances or Eurodollar Advances, the duration of the Interest Period for each such Advance.

                 2.9. Prepayments. The Borrower may (x) in respect of Adjusted CD Rate Advances, upon at least one Business Day's notice, (y) in respect of Eurodollar Advances, upon at least three Business Days' notice, and,
(z) in respect of Base Rate Advances, upon notice by 11:00 A.M. on the day of the proposed prepayment, to the Administrative Agent (which shall promptly notify each Bank) stating the proposed date and aggregate principal amount of the prepayment and the Types of Advances to be prepaid, and in the case of Eurodollar Advances or Adjusted CD Rate Advances, the specific Advances being prepaid, and if such notice is given the Borrower shall prepay the outstanding principal amounts of the Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000, and provided further, that if the Borrower prepays any Adjusted CD Rate Advance or any Eurodollar Advance on any day other than the last day of an Interest Period therefor, the Borrower shall compensate the Banks pursuant to Section 8.4(b).

                 2.10.    Increased Costs; Capital Adequacy, Etc.

                 (a) Subject to Section 8.8, if, due to either (1) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Adjusted CD Rate Reserve Percentage) in or in the interpretation of any law or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or (2) the compliance with any guideline or request from any governmental authority, central bank or comparable agency (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances or Eurodollar Advances (other than increased costs described in Section 2.6 or in clause (c) below), the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error. Promptly after any Bank becomes aware of any such introduction, change or proposed compliance, such Bank shall notify the Borrower thereof. No Bank shall be permitted to recover increased costs incurred or accrued more than 90 days prior to such notice to the Borrower.

                 (b) If the Borrower so notifies the Administrative Agent within five Business Days after any Bank notifies the Borrower of any increased cost pursuant to the provisions of Section 2.10(a), the Borrower shall Convert all Advances of the Type affected by such increased cost of all Banks then outstanding into Advances of another Type in accordance with Section 2.8 and, additionally, reimburse such Bank for such increased cost in accordance with
Section 2.10(a).

                 (c) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (except to the extent such request or directive arises as a result of the individual creditworthiness of such Bank), has or would have the effect of increasing the amount of capital required or expected to be maintained as a result of its Commitment hereunder, such Bank shall have the right to give prompt written notice thereof to the Borrower with a copy to the Administrative Agent, which notice shall show in reasonable detail the calculation of such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase in capital and shall certify that such costs are generally being charged by such Bank to other similarly situated borrowers under similar credit facilities, which notice shall be conclusive and binding for all purposes, absent manifest error, although the failure to give any such notice shall not, unless such notice fails to set forth the information required above or except as otherwise expressly provided in Section 2.10(d), release or diminish any of the Borrower's obligations to pay additional amounts pursuant to Section 2.10(d).

                 (d) Each Bank agrees that, upon giving notice specified in Section 2.10(c), at the request of the Borrower, it will promptly enter into good faith negotiations with the Borrower with respect to the method of reimbursement for the additional costs specified in such notice. No later than 15 days after the date of the giving of any such notice, and assuming the Bank giving same has made itself available for the aforesaid good faith negotiations, the Borrower shall have the option, to be exercised in writing, to (1) subject to Section 8.8, compensate such Bank for the specified additional costs on the basis, if any, negotiated between such Bank and the Borrower or (2) terminate such Bank as a Bank to the extent, and on the terms and conditions, specified in Section 2.10(e); provided that if the Borrower fails to so exercise such option, it shall be deemed to have agreed to reimburse such Bank from time to time on demand the additional costs specified in the Bank's notice delivered pursuant to Section 2.10(c). Notwithstanding the foregoing, the Borrower shall not be obligated to reimburse any Bank pursuant to this Section 2.10(d) or Section 2.10(e) or Section 2.18 for any additional costs under Section 2.10(c) incurred or accruing more than 90 days prior to the date on which such Bank gave the written notice specified in
Section 2.10(c).

                 (e) In the event that the Borrower has given notice to a Bank pursuant to Section 2.10(d) that it elects to terminate such Bank as a Bank (a copy of which notice shall be sent to the Administrative Agent), such termination shall become effective 15 days thereafter unless such Bank withdraws its request for additional compensation. On the date of the termination of any Bank as a Bank pursuant to this Section 2.10(e), (x) the Borrower shall deliver notice of the effectiveness of such termination to such Bank and to the Administrative Agent, (y) the Borrower shall pay all amounts owed by the Borrower to such Bank under this Agreement or under each Note payable to such Bank (including principal of and interest on each Advance owed to such Bank, and amounts specified in such Bank's notice delivered pursuant to
Section 2.10(c) with respect to the period prior to such termination) and (z) upon the occurrence of the events set forth in clauses (x) and (y), such Bank shall cease to be a "Bank" hereunder for all purposes except for rights under Sections 2.6, 2.10, 2.13, 2.18 and 8.4 arising out of events and occurrences before or concurrently with its ceasing to be a "Bank" hereunder. The Borrower may elect to terminate a Bank as a Bank pursuant to Section 2.10(d) only if at such time:

                 (1) no Event of Default is then in existence or would be in existence but for requirement that notice be given or time elapse or both; and

                 (2) the Borrower has elected, or is then electing, to terminate all Banks as Banks which have made similar requests for increased compensation under this Section 2.10, which requests have not been withdrawn, provided, that requests may be determined by the Borrower to be dissimilar based on the negotiation of materially dissimilar rates of compensation under clause (1) of Section 2.10(d).

                 (f) Each Bank shall use its reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any increased costs under this Section 2.10 or to eliminate the amount of any such increased cost which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

                 (g) This Section 2.10 shall not apply to Taxes and Other Taxes, which are governed by Section 2.13.

                 2.11. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of or compliance with any law or regulation shall make it unlawful, or any governmental authority, central bank or comparable agency shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Advances or to continue to fund or maintain Eurodollar Advances hereunder, then, on notice thereof and demand therefor by such Bank to the Borrower through the Administrative Agent,
(a) the obligation of the Banks to make Eurodollar Advances and to Convert Advances into Eurodollar Advances shall terminate and (b) the Borrower shall forthwith Convert all Eurodollar Advances of all Banks then outstanding into Advances of another Type in accordance with Section 2.8.

                 2.12.    Payments and Computations.

                 (a) The Borrower shall make each payment under any Loan Document not later than 11:00 A.M. on the day when due in dollars to the Administrative Agent at its Payment Office in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.6, 2.10, 2.13, 2.17, 2.18 or 8.4(b)) to the Banks (decreased, as to any Bank, for any taxes withheld in respect of such Bank as contemplated by Section 2.13(b)) for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                 (b) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause (b) of the definition thereof) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and, subject to Section 8.8, all computations of interest based on the Adjusted CD Rate, the Eurodollar Rate, the Federal Funds Rate or, during such times as the Base Rate is determined pursuant to clause (b) of the definition thereof, the Base Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.6 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent (or, in the case of Section 2.6, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest is made payable under any Note at any rate or percentage for or based on a period of three hundred sixty days (360), the yearly rate or percentage of interest to which such rate or percentage of interest is equivalent is the rate or percentage stipulated herein multiplied by the actual number of days in the applicable year divided by three hundred sixty (360). The foregoing sentence is for disclosure purposes only and shall not otherwise affect the terms of any Note as set forth herein.

                 (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall, subject to Section 8.8, repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the earlier of (a) the date such Bank repays such amount to the Administrative Agent and (b) the date two Business Days after the date such amount is so distributed, at the Federal Funds Rate, and thereafter until the date such Bank repays such amount to the Administrative Agent at the Federal Funds Rate plus 2%.

                 2.13.    Taxes.

                 (a) Subject to Section 8.8, any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, (1) taxes imposed on its income, (2) franchise taxes imposed on it by the jurisdiction under the laws of which (or under the laws of a political subdivision of which) such Bank or Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, franchise taxes imposed on it by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof and (3) any taxes imposed by the Government of Canada by means of withholding at the source (other than such taxes imposed on payments to a Bank whose Applicable Lending Office at the time such payment is made is located within the United States) if and to the extent that such taxes shall be in effect and shall be applicable, to payments to be made to such Bank or the Administrative Agent (all such non-excluded taxes, levies, imposts, deductions, charges, fees, duties, withholdings and liabilities being hereinafter referred to as "Taxes").
Subject to Section 8.8, if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) Notwithstanding anything to the contrary contained in this Agreement, each of the Borrower and the Administrative Agent shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank (without the payment by the Borrower of increased amounts to such Bank pursuant to clause (a) above) other than a Bank (1) which is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes or (2) which has the Prescribed Forms on file with the Borrower and the Administrative Agent for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank or the Administrative Agent may reasonably request for assisting such Bank or the

Administrative Agent to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

                 (c) In addition, subject to Section 8.8, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                 (d) THE BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, WILL INDEMNIFY EACH BANK AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.13) PAID BY SUCH BANK OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, (EXPRESSLY INCLUDING SUCH AMOUNTS PAID AS A RESULT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH BANK OR THE ADMINISTRATIVE AGENT, BUT EXCLUDING SUCH AMOUNTS PAID AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH BANK OR ADMINISTRATIVE AGENT), WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. This indemnification shall be made within 30 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor. No Bank nor the Administrative Agent shall be indemnified for Taxes or Other Taxes incurred or accrued more than 90 days prior to the date that such Bank or the Administrative Agent notifies the Borrower thereof; provided that the foregoing 90-day limitation shall not apply to the Borrower's obligations under the parenthetical contained in clause (3) of Section 2.13(a), which shall be without limitation as to time.

                 (e) Within 30 days after the date of any payment of Taxes by or at the direction of the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof. Should any Bank or the Administrative Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Administrative Agent would not be entitled but for the payment by the Borrower of Taxes as required by this
Section 2.13 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Administrative Agent in its sole discretion), such Bank or the Administrative Agent, as the case may be, thereupon shall repay to the Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or the Administrative Agent, as the case may be, and determined by such Bank or the Administrative Agent, as the case may be, to be attributable to such refund, credit or deduction.

                 (f) Each Bank shall use its reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

                 (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, but subject to the expiration of any applicable statute of limitations, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

                 (h) The Administrative Agent agrees with the Borrower that the Administrative Agent will use reasonable efforts to (i) solicit relevant federal income tax documentation (including Form 4224 or Form 1001 as appropriate) from each Bank necessary to allow the Administrative Agent to properly withhold and report federal income taxes on payments made by the Administrative Agent hereunder, (ii) report to the Internal Revenue Service all reportable income paid hereunder by the Administrative Agent to any Bank that is not a domestic corporation ( as such term is defined in Section 7701 of the Code) for federal income tax purposes on Forms 1042 and 1042S or other appropriate form, (iii) deliver to each Bank that is not a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes a Form 1042S or other appropriate form by March 15 following any year in which payment is made hereunder by the Administrative Agent to such Bank, and (iv) upon request of the Borrower, deliver copies of such forms to the Borrower.

                 2.14. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.6, 2.10, 2.13, 2.17, 2.18 or 8.4(b)) in excess of its ratable share of payments on account of the Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of its ratable share (according to the proportion of (a) the amount of the participation purchased from such Bank as a result of such excess payment to
(b) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (x) the amount of such Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.
The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                 2.15. Increase of Facility. The Borrower shall have the right, with the consent of the Administrative Agent and all of the Banks (which consents shall not be unreasonably withheld), to effectuate from time to time an increase in the total amount of the indebtedness outstanding under this Agreement by issuing additional Notes under this Agreement to one or more commercial banks or other financial institutions (who shall, upon completion of the requirements stated in this Section 2.15, constitute Banks hereunder), or by issuing additional Notes to one or more Banks hereunder, so that such additional Notes shall equal the amount of the indebtedness increased pursuant to this Section 2.15; provided that (a) no increase pursuant to this Section
2.15 shall result in the total indebtedness outstanding under this Agreement exceeding $150,000,000, and (b) no Bank shall be required to lend additional funds or purchase an additional Note without the consent of such Bank, given in its sole discretion. The Borrower shall give the Administrative Agent three
(3) Business Days' notice of the Borrower's intention to increase the indebtedness under this Agreement pursuant to this Section 2.15. Such notice shall specify each new commercial bank or other financial institution, if any, the amount of the Note to be issued to such Person(s), the date of the Borrowing evidenced by such Notes, and such other information as is reasonably requested by the Administrative Agent. Each new commercial bank or other financial institution, and each Bank agreeing to lend additional funds, shall execute and deliver to the Administrative Agent a document satisfactory to the Administrative Agent pursuant to which it becomes a party hereto or agrees to lend additional funds, as the case may be, which document, in the case of a new commercial bank or other financial institution, shall (among other matters) specify the CD Lending Office, Domestic Lending Office and Eurodollar Lending Office of such new commercial bank or other financial institution. In addition, the Borrower shall execute and deliver a Note to each new commercial bank or other financial institution participating in the increase in the principal amount to be advanced by such new commercial bank or other financial institution, and an additional Note to each existing Bank participating in such increase in the principal amount to be advanced by such existing Bank. Such Notes and other documents of the nature referred to in Section 3.1 shall be furnished to the Administrative Agent in form and substance as may be reasonably required by it. Upon execution and delivery of such documents, such new commercial bank or other financial institution shall constitute a "Bank" hereunder, or such Bank shall be obligated to lend the additional funds specified therein, as the case may be.

                 2.16     Reserved.

                 2.17. Non-Ratable Repayment. In addition to the Borrower's rights pursuant to Section 2.9, the Borrower may prepay in whole (but not in part) all Advances owed to one or more Banks, non-ratably and without the requirement to prepay Advances owed to any other Banks, (x) in the case of Adjusted CD Rate Advances, upon at least one Business Days' notice, (y) in the case of Eurodollar Advances, upon at least three Business Days' notice, and (z) in the case of Base Rate Advances, upon notice by 11:00 A.M. on the day of the proposed prepayment, to the Administrative Agent stating the proposed date of prepayment, the Bank or Banks to which such prepayment is to be made, the aggregate principal amount of the prepayment and the principal amount to be prepaid to each Bank; provided that the Borrower shall not give any such notice if (i) any Event of Default then exists or any event then exists which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (ii) the senior unsecured long-term debt of the Guarantor is rated BBB- or lower by Standard & Poor's or Baa3 or lower by Moody's. If the Borrower gives the notice contemplated by this Section 2.17, the Borrower shall prepay the outstanding principal amount of the Advances described in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid, without premium or penalty, and all other amounts, if any, owed to each Bank to which such prepayment is to be made (including any amount owed pursuant to Section 8.4(b)).

                 2.18. Replacement of Bank. In the event that any Bank shall either (i) refuse to the extend the Maturity Date following a request under Section 2.4(b), or (ii) claim payment of any increased costs pursuant to
Section 2.10 or any additional amounts pursuant to Section 2.13, the Borrower shall have the right to replace such Bank with another commercial bank or other financial institution; provided that such replacement commercial bank or other financial institution, (a) if it is not a Bank, shall be reasonably acceptable to the Administrative Agent, (b) shall unconditionally offer in writing (with a copy to the Administrative Agent) to purchase all of such Bank's rights and assume all of such Bank's obligations hereunder and interest in the Advances owing to such Bank and the Note or Notes held by such Bank without recourse at the principal amount of such Note plus interest accrued thereon to the date of such purchase on a date therein specified, and (c) shall execute and deliver to the Administrative Agent a document satisfactory to the Administrative Agent pursuant to which such replacement commercial bank or other financial institution becomes a party hereto, which document, if such replacement commercial bank or other financial institution is not already a Bank, shall (among other matters) specify the CD Lending Office, Domestic Lending Office and Eurodollar Lending Office of such replacement commercial bank or other financial institution. Upon satisfaction of the requirements set forth in the first sentence of this Section 2.18, acceptance of such offer to purchase by the Bank to be replaced, payment to such Bank of the purchase price in immediately available funds, and, if required, the payment by the Borrower of all requested costs accruing to the date of purchase which the Borrower is obligated to pay under Section 8.4 and all other amounts owed by the Borrower to such Bank (other than the principal of and interest on the Advances of such Bank purchased by the replacement commercial bank or other financial institution), the replacement commercial bank or other financial institution shall constitute a "Bank" hereunder and the Bank being so replaced shall no longer constitute a "Bank" hereunder (with Annex I being amended to reflect same), except that the rights under Sections 2.6, 2.10, 2.13 and 8.4 of the Bank being so replaced shall continue with respect to matters arising out of events or occurrences before or concurrently with its ceasing to be a "Bank" hereunder. If, however, (x) a Bank accepts such an offer and such commercial bank or other financial institution fails to purchase such rights and interest on such specified date in accordance with the terms of such offer, the Borrower shall continue to be obligated to pay the increased costs to such Bank pursuant to Section 2.10 or the additional amounts pursuant to Section 2.13, as the case may be, or (y) the Bank proposed to be replaced fails to accept such purchase offer, the Borrower shall not be obligated to pay to such

Bank such increased costs or additional amounts incurred or accrued from and after the date of such purchase offer.


                                  ARTICLE III

                          CONDITIONS TO EACH BORROWING

                 3.1. Initial Conditions Precedent. The obligation of each Bank to fund its portion of the Borrowing on January 16, 1996 (or to fund any Borrowing pursuant to Section 2.15) pursuant to the terms and conditions of this Agreement is subject to the conditions precedent that the Administrative Agent shall have received the following, each dated on or before the date of such Borrowing, in form and substance satisfactory to the Administrative Agent:

                 (a) Loan Documents. This Agreement, the Guaranty, and the executed Notes payable to the order of the Banks, respectively, in the amount of such Bank's Commitment as set forth on Annex I (in the case of the Borrowing made on January 16, 1996) and in the amount to be advanced by such Bank (in the case of a Borrowing pursuant to Section 2.15).

                 (b) Corporate Documents. Certified copies of the resolutions of the Board of Directors of each of the Guarantor and the Borrower approving the execution, delivery and performance of, in the case of the Guarantor, the Guaranty, and in the case of the Borrower, the Loan Documents to which it is a party and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document or the Guaranty and certified copies of the restated certificate of incorporation and bylaws of the Guarantor and of the memorandum and articles of association of the Borrower.

                 (c) Incumbency. A certificate of the Secretary or an Assistant Secretary of each of the Guarantor and the Borrower certifying the names and true signatures of the officers of each authorized to sign, in the case of the Guarantor, the Guaranty, and in the case of the Borrower, each Loan Document to which it is a party and the other documents to be delivered hereunder.

                 (d) Legal Opinions. A favorable opinion from each of the following:

                 (i) Vinson & Elkins L.L.P., special counsel for the Guarantor and the Borrower, to be delivered to, and for the benefit of, the Banks and the Administrative Agent, at the express instruction of the Guarantor and the Borrower, substantially in the form of Exhibit C-1 and as to such other matters as any Bank through the Administrative Agent may reasonably request.

                 (ii) Bennett Jones Verchere, special Canadian tax counsel for the Borrower, to be delivered to, and for the benefit of, the Banks and the Administrative Agent, at the express instruction of the Borrower, substantially in the form of Exhibit C-2 and as to such other matters as any Bank through the Administrative Agent may reasonably request.

                 (iii) Stewart McKelvey Stirling Scales, special Nova Scotia counsel for the Borrower, to be delivered to, and for the benefit of, the Banks and the Administrative Agent, at the express instruction of the Borrower, substantially in the form of Exhibit C-3 and as to such other matters as any Bank through the Administrative Agent may reasonably request.

                 (iv) A favorable opinion of Dennis M. Ulak, Vice President and General Counsel of the Guarantor, to be delivered to, and for the benefit of, the Banks and the Administrative Agent, at the express instruction of the Guarantor, in substantially the form of Exhibit D and as to such other matters as any Bank through the Administrative Agent may reasonably request.

                 (e) Parol Certificate. A Notice of Entire Agreement, executed by the Borrower.

                 3.2. Additional Conditions Precedent to the Borrowings. The obligation of each Bank to fund its portion of the Borrowing on January 16, 1996 (or to fund any subsequent Borrowing pursuant to Section 2.15) shall be subject to the additional conditions precedent that on the date of the
Borrowing:

                 (a) Absence of Default. The following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of the Borrowing shall constitute a representation and warranty by the Borrower that on the date of the Borrowing such statements are true):

                 (i)      The representations and warranties contained in
         Section 4.1 of this Agreement and the other Loan Documents are correct on and as of the date of such Advance, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                 (ii) No event has occurred and is continuing, or would result from the Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                 (b) Notice of Borrowing. The Administrative Agent shall have received the Notice of Borrowing required by Section 2.2 and such other approvals, opinions or documents as any Bank through the Administrative Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 4.1. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Banks as follows:

                 (a) Formation; Existence. The Borrower is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. The Borrower has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                 (b) Authority; Etc. The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party are within the Borrower's powers, have been duly authorized by all necessary action of the Borrower, require, in respect of the Borrower, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of law or regulation (including Regulation X issued by the Federal Reserve Board) applicable to the Borrower or Regulation U issued by the Federal Reserve Board or the memorandum and articles of association of the Borrower or any judgment, injunction, order, decree or material ("material" for the purposes of this representation meaning creating a liability of $50,000,000 or more) agreement binding upon the Borrower or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Borrower.

                 (c) Validity. This Agreement and each Note are, and each other Loan Document to which the Borrower is or will be a party, when executed and delivered in accordance with this Agreement will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (d) Investment Company Act. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (e) Public Utility Holding Company Act. The Borrower is not a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company", or an "affiliate" of a "subsidiary company" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                 (f) Margin Stock. Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (both of the Borrower only and of the Borrower and its subsidiaries on a consolidated basis), which are subject to any arrangement with the Administrative Agent or any Bank (herein or otherwise) whereby the Borrower's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted, will be margin stock (within the meaning of Regulation U issued by the Federal Reserve Board).


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

                 5.1. Affirmative Covenants. The Borrower covenants and agrees that so long as any Note shall remain unpaid, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

                 (a) Reporting Requirements. Furnish to each Bank, as soon as possible and in any event within five (5) days after an executive officer of the Borrower having obtained knowledge thereof, notice of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such notice, and a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower (or the Guarantor) has taken and proposes to take with respect thereto;

                 (b) Compliance with Laws, Etc. Comply with all applicable laws, rules, regulations and orders to the extent noncompliance therewith would have a material adverse effect on the Borrower, such compliance to include, without limitation, the paying before the same become delinquent of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings.

                 (c) Use of Proceeds. Use the proceeds of each Borrowing for general business purposes of the Borrower and its subsidiaries. However, no part of the proceeds of any Borrowing shall be used for the purpose of purchasing or carrying margin stock within the meaning of Regulation U issued by the Federal Reserve Board.

                 5.2. Negative Covenants. So long as any Note shall remain unpaid, the Borrower will not at any time, without the written consent of the Majority Banks:

                 (a) Disposition of Assets. Lease, sell, transfer or otherwise dispose of, voluntarily or involuntarily, all or substantially all of its assets; provided that the foregoing shall not apply to (i) any conversions of currency between U.S. Dollars and Canadian Dollars that the Borrower may undertake from time to time, or (ii) any lease, sale, transfer or other disposition of assets by the Borrower to any Person which is wholly-owned, directly or indirectly, by the Guarantor.

                 (b) Mergers, Etc. Merge, amalgamate or consolidate with or into, any Person, unless (i) the Borrower is the survivor or (ii) the surviving Person, if not the Borrower, assumes, pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, all obligations of the Borrower under this Agreement, provided, in each case that both immediately before and after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default exists, or would exist or result.


                                   ARTICLE VI

                               EVENTS OF DEFAULT

                 6.1. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) Payment Default. The Borrower shall fail to pay (1) any principal on any Note when due and payable or (2) any interest on any Note for more than five days after such interest becomes due and payable; or

                 (b) Failure of Representation. Any representation or warranty made by the Borrower (or any of its officers) (including representations and warranties deemed made pursuant to Section 3.2) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing; or

                 (c) Failure to Comply with Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section
5.2 or shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if, in the case of such other term, covenant or agreement, such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent at the request of any Bank; or

                 (d) Default on Other Indebtedness. The Borrower shall fail to pay any principal of or premium or interest on any indebtedness for borrowed money, which is outstanding in the principal amount of at least $50,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the giving of notice of a voluntary prepayment), prior to the stated maturity thereof; or

                 (e) Insolvency. The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, including without limitation, the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-up Act (Canada), or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or the Borrower shall take any action to authorize any of the actions set forth above in this subsection (e); or

                 (f) Guarantor Default. A Guarantor Default shall occur and be continuing; then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the principal balance of the Notes, all interest accrued thereon and all other accrued amounts payable under this Agreement to be forthwith due and payable, whereupon the principal balance of the Notes, all such accrued interest and all such accrued amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate or further notice of any kind, all of which are, to the extent permitted by law, hereby expressly WAIVED by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-up Act (Canada), the principal balance of the Notes, all accrued interest and all accrued amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate or any notice of any kind, all of which are, to the extent permitted by law, hereby expressly WAIVED by the Borrower.


                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                 7.1. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents or the Guaranty as are delegated to the Administrative Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents or the Guaranty (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority

Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Loan Document, the Guaranty or applicable law and shall not be required to initiate or conduct any litigation or other proceedings. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                 7.2. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document or the Guaranty, except for its or their own gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have, by reason of this Agreement, any other Loan Document or the Guaranty, a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement, any other Loan Document or the Guaranty, expressed or implied, is intended or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement, any other Loan Document or the Guaranty, except as expressly set forth herein. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Loan Document or the Guaranty; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document or the Guaranty on the part of the Borrower or the Guarantor or to inspect the property (including the books and records) of the Borrower or the Guarantor and shall not be deemed to have knowledge of an Event of Default or of any event which with the giving of notice or the lapse of time or both would be an Event of Default (other than nonpayment of principal of or interest on the Notes) unless it has received from a Bank or the Borrower a notice specifying such default and stating that it is an "Notice of Default"; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, the Guaranty or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of any Loan Document or the Guaranty by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                 7.3. Administrative Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, the Bank which is also the Administrative Agent shall have the same rights and powers under the Loan Documents and the Guaranty as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Bank serving as the Administrative Agent in its individual capacity. The Bank serving as the Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any of its subsidiaries, all as if such Bank were not the Administrative Agent and without any duty to account therefor to the Banks.

                 7.4. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.1(a)(1) of the Guaranty and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the other Loan Documents or the Guaranty. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before a Borrowing or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein, in the Guaranty or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, any other Loan Document or the Guaranty or the financial condition of either the Guarantor or the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any other Loan Document or the Guaranty, or the financial condition of either the Guarantor or the Borrower or the existence or possible existence of any Event of Default or event of which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                 7.5. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from all of the Banks (in the case of matters specified in the proviso of Section 8.1) or the Majority Banks (in all other cases) with respect to any act or action (including failure to act) in connection with this Agreement, any other Loan Document or the Guaranty, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from all of the Banks or the Majority Banks, as the case may be; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of its acting or refraining from acting hereunder, under any other Loan Document or under the Guaranty in accordance with the instructions of the Majority Banks or all of the Banks, as the case may be. Furthermore, except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 7.6. Holders. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                 7.7. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no principal of the Notes is at the time outstanding or if any principal of the Notes is held by Persons which are not Banks, ratably according to the respective amounts of their Commitments then existing, or, if no such principal amounts are then outstanding and no Commitments are then existing, ratably according to the respective amounts of the Commitments existing immediately prior to the termination thereof), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or the Guaranty or any action taken or omitted by the Administrative Agent under the Loan Documents or the Guaranty EXPRESSLY INCLUDING ANY SUCH LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IT IS THE INTENT OF THE BANKS THAT THE ADMINISTRATIVE AGENT SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.7, BE INDEMNIFIED FOR ITS ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for such Bank's ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, or any of them or the Guaranty, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

                 7.8.     Resignation by the Administrative Agent.

                 (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder, under the other Loan Documents or the Guaranty at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and
(c) below or as otherwise provided below.

                 (b) Upon any such notice of resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent which shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                 (c) If a successor to a resigning Administrative Agent shall not have been so appointed within such 15 Business Day period, the resigning Administrative Agent, with the consent of the Borrower (which consent will not be unreasonably withheld), shall have the right to then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Majority Banks appoint a successor Administrative Agent as provided above.

                 (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above and shall have accepted such appointment by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, the resigning Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the resigning Administrative Agent hereunder, under any other Loan Document or the Guaranty until such time, if any, as the Majority Banks appoint a successor Administrative Agent as provided above.


                                  ARTICLE VIII

                                 MISCELLANEOUS

                 8.1. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, except as provided in
Section 2.15, (c) forgive or reduce the principal of, or interest on, the Notes or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) take any action which requires the consent of all the Banks pursuant to the terms of any Loan

Document, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under any Loan Document or (g) amend this
Section 8.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under any Loan Document.

                 8.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to the Borrower, at its address or telecopier number set forth below:

                          EOG Company of Canada
                          1400 Smith Street
                          Houston, Texas  77002

                          Attention:  Senior Vice President,
                                      Chief Financial Officer and Treasurer

                          Telecopier No.:  713-646-2113

if to any Bank, at its Domestic Lending Office; if to the Administrative Agent, at its address or telecopier number set forth below:

                          Texas Commerce Bank National Association
                          712 Main Street
                          Houston, Texas  77002

                          Attention:  Manager
                                      Energy Group

                          Telecopier No.:  713-216-4117

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be effective, if delivered, upon such delivery; if mailed, three (3) Business Days after deposit in the mails; if sent by overnight courier, one Business Day after delivery to the courier company; and if sent by telecopier, when received by the receiving telecopier equipment, respectively; provided, however, that (a) notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent and (b) telecopied notices received by any party after its normal business hours (or on a day other than a Business Day) shall be effective on the next Business Day.

                 8.3. No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

                 8.4.     Costs, Expenses and Taxes.

                 (a) Subject to Section 8.8, the Borrower agrees to pay on demand (1) all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including the reasonable fees and out-of- pocket expenses of one law firm as counsel for the Administrative Agent with respect to preparation, execution and delivery of the Loan Documents and the satisfaction of the matters referred to in Section 3.1, and (2) all legal and other costs and expenses, if any, of the Administrative Agent and each Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents or incurred in connection with any workout, restructuring or bankruptcy.

                 (b) If any payment or purchase of principal of, or Conversion of, any Adjusted CD Rate Advance or Eurodollar Advance is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment, purchase or Conversion pursuant to Sections 2.7(f), 2.8, 2.9, 2.10, 2.11, 2.13 or 2.18 or acceleration of the maturity of the Notes pursuant to Section 6.1 or for any other reason, the Borrower, subject to
Section 8.8, shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, purchase or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance. A certificate in reasonable detail as to the basis for and the amount of such loss, costs or expense, submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                 (c) THE BORROWER AGREES, TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH BANK AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND CLAIMS, DAMAGES, LIABILITIES AND EXPENSES RELATING TO ENVIRONMENTAL MATTERS) FOR WHICH ANY OF THEM MAY BECOME LIABLE OR WHICH MAY BE INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT OR SUCH BANK OR ANY SUCH DIRECTOR, OFFICER, EMPLOYEE OR AGENT OTHER THAN BY THE ADMINISTRATIVE AGENT OR ANOTHER BANK OR ANY OF THEIR

RESPECTIVE SUCCESSORS OR ASSIGNS), IN EACH CASE IN CONNECTION WITH OR ARISING OUT OF OR BY REASON OF ANY INVESTIGATION, LITIGATION, OR PROCEEDING, WHETHER OR NOT THE ADMINISTRATIVE AGENT OR SUCH BANK OR ANY SUCH DIRECTOR, OFFICER, EMPLOYEE OR AGENT IS A PARTY THERETO, ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY TRANSACTION IN WHICH ANY PROCEEDS OF ALL OR ANY PART OF THE ADVANCES ARE APPLIED (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY). IT IS THE INTENT OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT AND EACH BANK, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 8.4(C), BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

                 8.5. Right of Set-Off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.1 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.1, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether or not the Administrative Agent or such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 8.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                 8.6.     Binding Effect; Assignments; Participations.

                 (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have, as to each Bank, either received a copy of a signature page hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the express prior written consent of the Banks (other than an assignment effectuated by a merger or consolidation permitted by Section 5.2(b) to the surviving Person referred to therein). Each Bank may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in accordance with applicable law in or to all or any part of, the Advances owing to such

Bank and the Note held by such Bank and any such Bank's continuing obligations with respect thereto, and to the extent of any such assignment or participation (unless otherwise stated therein) the assignee or purchaser of such assignment or participation shall, to the fullest extent permitted by law, have the same rights to payment hereunder and under such Note as it would have if it were such Bank hereunder; provided that (x) such Bank's obligations under this Agreement, including its Commitment, shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower, the other Banks and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; (y) no such assignee or participant shall be entitled to receive any greater payment pursuant to Sections 2.6, 2.10 and 2.13 than such Bank would have been entitled to receive with respect to the rights assigned or participated except as a result of circumstances arising after the date of such assignment or participation to the extent that such circumstances affect other Banks and participants generally; and (z) no Bank shall assign or grant a participation that conveys to the assignee or participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to (1) any increase in the amount of such Bank's Commitment; (2) any reduction of the principal amount of, or interest to be paid on, such Bank's Advance or Advances or Note; or (3) any postponement of the due date in respect of any amounts owed to such Bank under any Loan Document or the Guaranty.

                 (b) Notwithstanding anything to the contrary in Section 8.6(a), in accordance with applicable law (x) any Bank may assign a portion of its Commitment and its rights and obligations to one or more Banks, and (y) any Bank may assign a portion, in an amount of at least $5,000,000 of its Commitment (provided such assignment does not result in the remaining Commitment of the assigning Bank being less than $10,000,000), and its rights and obligations hereunder to another commercial bank or financial institution, in the case of assignments pursuant to clause (y) above with prior written consents of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld, each of which assignees pursuant to clause (y) to become a party to this Agreement as a Bank by executing and delivering to the Administrative Agent an Assignment and Acceptance, in substantially the form of Exhibit F, with the assigning Bank; provided that, in the case of each such assignment, (A) at such time Annex I shall be modified to reflect the Commitments of such assignee Bank and of the existing Banks, (B) the Borrower shall issue new Notes to such assignee Bank and to the assigning Bank to reflect the revised Commitments and (C) the Administrative Agent shall receive at the time of such assignment, from the assigning or assignee Bank, a non-refundable assignment fee of $2,500. To the extent of any assignment pursuant to this Section 8.6(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment.

                 (c) In addition to the assignments and participations permitted under subsections (a) and (b) of this Section 8.6, any Bank may assign, as collateral or otherwise, any of its rights (including rights to payments of principal of and/or interest on the Notes) under any Loan Document to any Federal Reserve Bank without notice to or consent of the Borrower or the

Administrative Agent; provided, that no such assignment under this subsection
(c) shall release the assigning Bank from its obligations hereunder.

                 8.7. Governing Law; Entire Agreement. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. This Agreement, the Notes, the other Loan Documents and any fee letter to the Administrative Agent signed by the Borrower constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                 8.8. Interest. The parties to this Agreement intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 8.8 shall govern and control over every other provision of any Loan Document which conflicts or is inconsistent with this Section 8.8, even if such other provision declares that it controls. As used in this Section 8.8, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money, and not as interest and (b) all interest at any time contracted for, taken, reserved, charged or received shall be amortized, prorated, allocated and spread during the full term of the Advances and the Commitments. In no event shall the Borrower or any other Person be obligated to pay, or the Administrative Agent or any Bank have any right or privilege to reserve, receive or retain, (x) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States, the Government of Canada or of any other state or province thereof or (y) total interest in excess of the amount which the Administrative Agent or such Bank could lawfully have contracted for, taken, reserved, received, retained or charged had the interest been calculated for the full term of the Advances at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under any Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in any Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 8.8, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any of the Notes is shortened by reason of acceleration of maturity or by reason of any required or permitted prepayment, and if for that (or any other) reason the

Administrative Agent or any Bank at any time, including the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be cancelled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Administrative Agent or such Bank, it shall be credited pro tanto against the then outstanding principal balance of the Borrower's obligations to the Administrative Agent or such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

                 8.9. Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 8.10. Confidentiality. Each Bank agrees that it will use reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors or counsel, to another Bank, or to such Bank's own holding or parent company and its affiliates, in each case if the disclosing Bank or its holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Guarantor, the Borrower or its subsidiaries which is furnished pursuant to this Agreement, any other Loan Document or the Guaranty and which is designated by either the Guarantor or the Borrower to the Banks in writing as confidential; provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided, further, that such prospective transferee executes an agreement with the Borrower containing provisions substantially identical to those contained in this Section 8.10.

                 8.11. Survival; Term; Reinstatement. In addition to the other provisions of this Agreement expressly stated to survive the termination of this Agreement, the obligations of the Borrower under Sections 2.6, 2,10, 2.13, 2.18 and 8.4 and the last sentence of this Section 8.11 and the obligations of the Banks under Section 8.10 shall survive the termination of this Agreement. The Borrower agrees that if at any time all or any part of any payment previously applied by any Bank to any Advance or other sum hereunder is or must be returned by or recovered from such Bank for any reason (including the order of any bankruptcy court), the Loan Documents shall automatically be reinstated to the same effect as if the prior application had not been made, and the Borrower hereby agrees to indemnify such Bank against, and to save and hold such Bank harmless from, any required return by or recovery from such Bank of any such payment.

                 8.12. Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

                 8.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 8.14 Location of Transactions. The Administrative Agent and each Bank that is a party hereto on the date hereof and which is not a resident of Canada acknowledges: (a) that it has conducted all negotiations with respect to the Loan Documents and the Guaranty outside of Canada, (b) that it has made all credit decisions concerning the Loan Documents and the Guaranty outside of Canada, and (c) that it has executed the Loan Documents to which it is a party outside of Canada. The Borrower acknowledges: (a) that it has conducted all negotiations with the Administrative Agent and each Bank that is a party hereto on the date hereof and which is not a resident of Canada concerning the Loan Documents and the Guaranty outside of Canada, and (b) that it has executed the Loan Documents to which it is a party outside of Canada.

                 8.15. Currency Conversion and Indemnity. All payments made hereunder shall be made in the currency in respect of which the obligations requiring such payment arose. If, in connection with any action or proceeding brought in connection with this Agreement or any of the Loan Documents or any judgment or order obtained as a result thereof, it becomes necessary to convert any amount due hereunder in one currency (the "first currency") into another currency (the "second currency"), then the conversion shall be made at the Exchange Rate on the first Business Day prior to the day on which payment is received.

         If the conversion is not able to be made in the manner contemplated by the preceding paragraph in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Exchange Rate on the day on which the judgment is given.

         If the Exchange Rate on the date of payment is different from the Exchange Rate on such first Business Day or on the date of judgment, as the case may be, the Borrower shall pay such additional amount (if any) in the second currency as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in the second currency which, when converted at the Exchange Rate on the date of payment, is the amount due in the first currency, together with all costs, charges and expenses of conversion. Any additional amount owing by the Borrower to the Banks pursuant to the provisions of this Section 8.15 shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merged into any judgment obtained for any other amounts due under or in respect of this Agreement or any of the Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        EOG COMPANY OF CANADA


                                        By: /s/ W. C. Wilson
                                            ------------------------------------
                                            Walter C. Wilson
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer





                               [Signature Page 1]

                                        ADMINISTRATIVE AGENT:

                                        TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                                        By /s/ Scott Richardson
                                           -------------------------------------
                                           Name:  Scott Richardson
                                           Title: Vice President





                               [Signature Page 2]

                                 COMMERZBANK AKTIENGESELLSCHAFT, ATLANTA AGENCY


                                 By /s/ H. Yergey     /s/ Paul Mahoney
                                    --------------------------------------------
                                 Name:   H. Yergey            P. Mahoney
                                 Title:  Vice President       Assistant Cashier





                               [Signature Page 3]

                                        ROYAL BANK OF CANADA


                                        By /s/ B. J. Belliveau
                                           -------------------------------------
                                           Name:  B. J. Belliveau
                                           Title:  Senior Manager





                               [Signature Page 4]

                                        TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                                        By /s/ Scott Richardson
                                           -------------------------------------
                                           Name:  Scott Richardson
                                           Title:  Vice President





                               [Signature Page 5]

                                        THE BANK OF NEW YORK


                                        By /s/ Raymond J. Palmer
                                           -------------------------------------
                                           Name:  Raymond J. Palmer
                                           Title:  Vice President





                               [Signature Page 6]

                                        THE BANK OF NOVA SCOTIA


                                        By /s/ A. S. Norsworthy
                                           -------------------------------------
                                           Name:  A. S. Norsworthy
                                           Title:  Assistant Agent






                               [Signature Page 7]

                                    ANNEX I

                                  COMMITMENTS

       Bank                          Commitment           Percentage Share
       ----                          ----------           ----------------
 Texas Commerce Bank                $ 25,000,000            23.809523810%
 Commerzbank                        $ 25,000,000            23.809523810%
 Royal Bank of Canada               $ 25,000,000            23.809523810%
 Bank of New York                   $ 15,000,000            14.285714286%
 Bank of Nova Scotia                $ 15,000,000            14.285714286%
                                    ------------            -------------

                                    $105,000,000                100%

                                   SCHEDULE I

                               APPLICABLE MARGIN


=======================================================================
Rating Level          Eurodollar           Base Rate            CD Rate
-----------------------------------------------------------------------
  Level I               .275%                .000%               .400%
-----------------------------------------------------------------------
  Level II              .300%                .000%               .425%
-----------------------------------------------------------------------
  Level III             .325%                .000%               .450%
-----------------------------------------------------------------------
  Level IV              .375%                .000%               .500%
-----------------------------------------------------------------------
  Level V               .500%                .000%               .625%
-----------------------------------------------------------------------
  Level VI              .750%                .000%               .875%
=======================================================================

                 S&P              Moody's
Level I:          A                 A2
Level II:        A-                 A3
Level III:       BBB+             Baa1
Level IV:        BBB              Baa2
Level V:         BBB-             Baa3
Level VI:        BB+               Ba1 or lower

Note:  The higher of Guarantor's S&P or Moody's Rating Level will apply.

                                  SCHEDULE II

                                LENDING OFFICES


THE BANK OF NEW YORK

         Domestic, CD and Eurodollar Lending Office

         Eurodollar/Cayman Funding Area
         The Bank of New York
         101 Barclay Street
         New York, New York  10286
         Attn:            Nina Russo

         Telephone:       (212) 635-7921
         Facsimile:       (212) 635-7923/x7924 or x7552

         with copy to:

         The Energy Industries Division
         The Bank of New York
         One Wall Street, 19th Floor
         New York, New York  10286
         Attn:            Raymond J. Palmer
                          Vice President

         Telephone:       (212) 635-7834
         Facsimile:       (212) 635-7923/x7924



THE BANK OF NOVA SCOTIA

         Domestic, CD and Eurodollar Lending Office

         600 Peachtree Street, Suite 2700
         Atlanta, Georgia  30308
         Attn:            Lauren Bianchi/Jefrey Jones
         Telephone:       (404) 887-1549
         Facsimile:       (404) 888-8998
         with copy to:

         The Bank of Nova Scotia
         1100 Louisiana, Suite 3000
         Houston, Texas 77002
         Attn:            Richard Slaid

         Telephone:       (713) 759-3433
         Facsimile:       (713) 752-2425



COMMERZBANK AKTIENGESELLSCHAFT, ATLANTA AGENCY

         Domestic, CD and Eurodollar Lending Office

         1230 Peachtree St., N.E., Suite 3500
         Atlanta, Georgia  30309
         Attn:            G. Schmidtchen

         Telephone:       (212) 266-7345
         Facsimile:       (212) 266-7593
         or
         C. Perez - Gomes
         Telephone:       (212) 266-7314
         Facsimile:       (212) 266-7593

         with copy to:

         Commerzbank Aktiengesellschaft, Atlanta Agency
         1230 Peachtree St., N.E., Suite 3500
         Atlanta, Georgia  30309
         Attn:            Harry Yergey

         Telephone:       (409) 888-6500
         Facsimile:       (404) 888-6539


ROYAL BANK OF CANADA

         Domestic, CD and Eurodollar Lending Office

         1 Financial Square, 24th Floor
         New York, New York  10005-3531

         Attn:            Jewel Haines, Assistant Manager

         Telephone:       (212) 428-6321
         Facsimile:       (212) 428-2372

         with copy to:

         Royal Bank of Canada
         600 Wilshire Blvd., Suite 800
         Los Angeles, California  90017
         Attn:            Gil J. Bernard
                          Senior Manager

         Telephone:       (213) 955-5321
         Facsimile:       (213) 955-5350



TEXAS COMMERCE BANK NATIONAL ASSOCIATION

         Domestic, CD and Eurodollar Lending Office

         712 Main Street
         Houston, Texas  77002
         Attn:            Loan Syndication Services
                          Gale Manning

         Telephone:       (713) 750-2784
         Facsimile:       (713) 750-3810

         with copy to:

         Texas Commerce Bank National Association
         707 Travis, 5th Floor, MS 5-TCBN-86
         Houston, Texas  77002
         Attn: Jim McBride

         Telephone:       (713) 216-4395
         Facsimile:       (713) 216-4117

                                   EXHIBIT A

                                PROMISSORY NOTE

U.S. $______________                                     Dated: _________, _____

         FOR VALUE RECEIVED, the undersigned, EOG COMPANY OF CANADA, an unlimited liability company incorporated under the laws of the province of Nova Scotia (the "Borrower"), hereby promises to pay to the order of ________________________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on or before the Maturity Date, principal sum of ___________________________ U.S. dollars (U.S. $________________) at the Payment Office of the Administrative Agent.

         The Borrower promises to pay to the order of the Bank interest on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement dated as of January 12, 1996 among the Borrower, the Bank, certain other lenders parties thereto and Texas Commerce Bank National Association, as Administrative Agent for the Bank and such other lenders (such Credit Agreement, as amended from time to time being herein referred to as the "Credit Agreement"). All capitalized terms used in this Note which are not defined herein shall have the meaning assigned such terms in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Texas Commerce Bank National Association, as Administrative Agent, at the Payment Office, in same day funds. All payments made on account of principal of the Advance evidenced hereby shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Note is one of the Notes referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for this Note to evidence the indebtedness of the Borrower owing to the Bank in the amount of this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                   Except only for any notices which are specifically required by the Credit Agreement, the Borrower waives notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment, presentment for payment and protest.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

                                        EOG COMPANY OF CANADA


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                             PAYMENTS OF PRINCIPAL


                  Amount of              Unpaid
                  Principal              Principal            Notation
Date              Paid or Prepaid        Balance              Made By
----              ---------------        ---------            --------

                                   EXHIBIT B

                              NOTICE OF BORROWING



Texas Commerce Bank National Association,
     as Administrative Agent
712 Main Street
Houston, Texas 77002

Attention: [Enron Account Officer]

Ladies and Gentlemen:

         The undersigned, EOG Company of Canada, refers to the Credit Agreement, dated as of January 12, 1996 (such Credit Agreement, as amended from time to time being herein referred to as the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto and Texas Commerce Bank National Association, as Administrative Agent for said Banks (in such capacity, the "Administrative Agent"), and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests the Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit Agreement:

         (i)     The day of the Proposed Borrowing is January 12, 1996.

         (ii) The Types of Advances comprising the Proposed Borrowing are as follows:

         [Adjusted CD Rate Advances in the aggregate amount of $_________________ with an Interest Period of ___ days];

         [Base Rate Advances in the aggregate amount of $__________________]

         [Eurodollar Advances in the aggregate amount of $_________________ with an Interest Period of ___ months].

         (iii) The aggregate amount of the Proposed Borrowing is $105,000,000.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:


_______________________________

         (A) the representations and warranties contained in Section 4.1 of the Credit Agreement and the other Loan Documents to which the undersigned is a party are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                        Very truly yours,

                                        EOG Company of Canada



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

For the purposes of the Proposed Borrowing, Enron Oil & Gas Company, a Delaware corporation (the "Guarantor") certifies:

         (A) the representations and warranties contained in the Guaranty are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                        Enron Oil & Gas Company



                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                                     EXHIBIT C-1


                         [VINSON & ELKINS LETTERHEAD]

                                January 16, 1996




To each of the Banks parties
to the Credit Agreement
dated as of January 12, 1996 among
EOG Company of Canada,
said Banks and Texas Commerce Bank
National Association, as Administrative
Agent for said Banks and to such
Administrative Agent

         RE:     EOG Company of Canada

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 3.1(d)(i) of the Credit Agreement, dated as of January 16, 1996 (the "Credit Agreement"), among EOG Company of Canada (the "Borrower"), the Banks parties thereto and Texas Commerce Bank National Association, as Administrative Agent for said Banks. Except as otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

         We have acted as counsel for the Borrower and Enron Oil & Gas Company, a Delaware corporation (the "Guarantor"), in connection with the preparation, execution, delivery and effectiveness of the Credit Agreement and the Guaranty dated as of even date with the Credit Agreement made by the Guarantor in favor of the Administrative Agent and the Banks.

         In that connection, we have examined:

         (1)     the Credit Agreement;

         (2)     the Notes;

         (3)     the Guaranty; and

         (4) the other documents furnished by the Borrower pursuant to the conditions precedent set forth in Article III of the Credit Agreement.

Page 2
January 16, 1996


         In addition, we have investigated such questions of law and relied on such certificates from officers and representatives of the Guarantor, the Borrower, Enron Corp., and from public officials, as we have deemed necessary or appropriate for the purposes of this opinion.

         In rendering the opinions herein set forth, we have assumed (i) the due authorization, execution and delivery of each document referred to in clauses (1), (2) and (3) of the third paragraph of this opinion by all parties to such documents and that each such document is valid, binding and enforceable (subject to limitations on enforceability of the types referred to in paragraphs (a) and (b) below) against the parties thereto other than the Guarantor and the Borrower, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as copies, and (vi) that Section 8.15 of the Credit Agreement is valid under the laws of Canada and each Province thereof, and that no laws of any jurisdiction (including, but not limited to, Canada, Nova Scotia and each other Province of Canada) other than the jurisdictions specified in the penultimate paragraph of this opinion will adversely affect the opinions set forth herein.

         Based upon the foregoing and upon such investigations as we have deemed necessary, we are of the following opinion:

                 1. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be made or obtained by the Borrower for the execution, delivery and performance by the Borrower of each Loan Document to which it is a party.

                 2. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be made or obtained by the Guarantor for the execution, delivery and performance by the Guarantor of the Guaranty.

                 3. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party and the execution, delivery and performance by the Guarantor of the Guaranty, do not contravene any provision of law or regulation (including, without limitation, Regulation X issued by the Federal Reserve Board) applicable to the Borrower or the Guarantor, or of Regulation U issued by the Federal Reserve Board.

Page 3
January 16, 1996


                 4. The Credit Agreement and the Notes constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

                 5. The Guaranty constitutes the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms.

                 6. The Credit Agreement has been duly executed and delivered by the Borrower.

                 7. Neither the Borrower nor the Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 8. Neither the Borrower nor the Guarantor is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or regulated pursuant to such Act or the rules and regulations promulgated thereunder or any order or interpretation of the Securities and Exchange Commission promulgated thereunder.

The opinions set forth above are subject to the following qualifications:

                 (a) Our opinions in paragraphs 4 and 5 above are subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                 (b) Our opinions in paragraphs 4 and 5 above are subject, as to enforceability, to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also to the possible unavailability of specific performance or injunctive relief. Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order the Borrower or the Guarantor to perform covenants. We also express no opinion with respect to the enforceability of provisions purporting to waive or not give effect to rights to notice, demands, legal or equitable defenses or remedies or statutes of limitations, that cannot be waived or rendered ineffective under applicable law, to the extent that such provisions are contained in the Loan Documents or the Guaranty.

                 (c) In rendering the opinion set forth in paragraph 4 above, we express no opinion as to the enforceability of Section 8.15 of the Credit Agreement.

Page 4
January 16, 1996


         In rendering the opinions expressed herein, we have relied upon (A) the opinions stated in paragraphs 1 and 2 (so far as such paragraph 2 relates to the corporate powers of, and due authorization, execution and delivery of the Guaranty by the Guarantor and to no contravention of, and no default under, the Restated Certificate of Incorporation and By-laws, as amended, of the Guarantor) of the opinion, dated today, of the Vice President and General Counsel of the Guarantor which is being delivered to you pursuant to Section 3.1(d)(iii) of the Credit Agreement, and (B) the opinions stated in paragraphs 1, 2, 3(a) through (e), 4 and 8 of the opinion, dated today, of Stewart McKelvey Stirling Scales to the Borrower which is being delivered to you pursuant to Section 3.1(d)(ii) of the Credit Agreement.

         We have not been called upon to, and accordingly do not, express any opinion as to the various state and Federal laws of the United States of America regulating banks or the conduct of their business (except Regulation U issued by the Federal Reserve Board) that may relate to the Loan Documents or the Guaranty or the transactions contemplated thereby. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of Texas wherein any Bank may be located or where any enforcement of the Loan Documents or the Guaranty may be sought which limits the rates of interest legally chargeable or collectible.

         This opinion is limited to the laws of the State of Texas, the Federal law of the United States of America and, with respect to the Guarantor, the General Corporation law of the State of Delaware.

         The opinions herein have been furnished at your request and are solely for your benefit and the benefit of your respective successors, assigns, participants and other transferees in connection with the subject transaction and may not be relied upon by any other person or by you or any other person in any other context without the prior written consent of the undersigned.

                                        Very truly yours,

                                        Vinson & Elkins L.L.P.

                                                                     EXHIBIT C-2


                     [BENNETT JONES VERCHERE LETTERHEAD]


January 16, 1996


To each of the Banks (the "Banks") party to the Credit Agreement dated as of January 16, 1996 among EOG Company of Canada, the Banks and Texas
Commerce Bank National Association, as
Administrative Agent for the Banks and
to such Administrative Agent

                   Re: EOG Company of Canada (the "Borrower")

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Article 3.1(d)(ii) of that certain Credit Agreement, dated as of January 16, 1996 (the "Credit Agreement"), among the Borrower, the Banks and Texas Commerce Bank National Association, as Administrative Agent for the Banks. Except as otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

We have acted as special Canadian counsel to the Borrower and the Guarantor in connection with the execution of the Credit Agreement and the Guaranty. In that consideration and in rendering the opinions hereinafter set forth, we have examined:

1.       the Credit Agreement;

2.       the Guaranty;

3. the Notes (the Credit Agreement, the Guaranty and the Notes being collectively referred to as the "Loan Documents"); and

4. a certificate of status dated January 10, 1995 issued by the Registrar of Joint Stock Companies for the Province of Nova Scotia with respect to the Company.

We have also examined and relied upon originals or photostatic or certified copies of such corporate records, certificates of officers of the Borrower (including certificates of encumbency and delivery and the certificate of Walter W. Wilson dated January 16, 1996, a copy of which is attached hereto) and of public officials, and such other agreements, documents and instruments as we have deemed relevant and necessary as the basis of the opinions hereinafter expressed. In such examination, we have assumed (i) the legal capacity of natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing and upon such investigations as we have deemed necessary, we are of the opinion that:

1. The Borrower is not required, under the Income Tax Act (Canada), to withhold tax from interest or principal paid or credited by the Borrower on the Notes or any other amounts which may be paid or credited under the Credit Agreement to any non-resident of Canada with whom the Borrower is, at all times, dealing at arm's length within the meaning of the Income Tax ACT (Canada).

2. The Guarantor is not required, under the Income Tax Act (Canada), to withhold tax from interest or principal paid or credited by the Guarantor o the Guaranty or any other amounts which may be required to be paid or credited under the Guaranty to any non-resident of Canada with whom the Guarantor is, at all times, dealing at arm's length within the meaning of the Income Tax Act (Canada).

3. Neither the Agents nor the Banks (except for The Bank of Nova Scotia and the Royal Bank of Canada) will be subject to taxation under the Income Tax Act (Canada) by virtue of executing the Loan Documents, or making the Advances, or commencing legal proceedings to enforce their rights, under the Loan Documents.

4. No franchise, income, sales, gross receipts or other like taxes, and no documentary or other tax, is payable under the Income Tax Act (Canada) by the Agent or the Banks (except for The Bank of Nova Scotia and the Royal Bank of Canada) in connection with the execution and delivery of the Loan Documents, or the making of the Advances, or the commencement of legal proceedings to enforce their rights, under the Loan Documents.

5. The execution and delivery of the Loan Documents and the making of the Advances, the performance by the parties of their obligations under the Loan Documents and the enforcement of the rights of the Agent and the Banks under the Loan Documents do not contravene the Bank Act (Canada), including section 508 thereof.

6. The execution, delivery and performance by the Borrower of each of the Loan Documents and the borrowings thereunder (a) do not require, in respect of the borrower, any action by or in respect of, or filing with, any governmental body, agency or official of the Government of Canada and (b) do not contravene or violate, or constitute a default under, any provision of any Canadian federal law or regulation applicable to the Borrower.

The opinion expressed in paragraph 5 above does not apply to The Bank of Nova Scotia or the Royal Bank of Canada.

The opinions set forth above are based on the following assumptions:

(a) the Borrower is an unlimited liability company duly incorporated and organized, validly existing and in good standing under the laws of the Province of Nova Scotia;

(b) the Guarantor is a non-resident of Canada within the meaning of the Income Tax Act (Canada) at the time any amounts are paid or payable by it under the Guaranty;

(c) the Agents and the Banks (except for The Bank of Nova Scotia and the Royal Bank of Canada) are non-residents of Canada within the meaning of the Income Tax Act

Page 3
         (Canada) at all times and do not, and will not, otherwise carry on business in Canada within the meaning of the Income ax Act (Canada) during any period up to and including the enforcement of their rights under the Loan Documents; and

(d) the terms of the Loan Documents were negotiated and approved, and the Credit Agreement, the Guaranty and the other Loan Documents were executed and delivered, by the Banks (except for The Bank of Nova Scotia and the Royal Bank of Canada) outside Canada.

This opinion is furnished in connection with the transactions evidenced by the Credit Agreement and anticipated in connection therewith and may not be relied upon in connection with any other transaction or by any person other than you; or provided, however, that Vinson & Elkins L.L.P. may rely upon this opinion or the purposes of rendering its opinion in connection with the Credit Agreement.


Yours very truly,



BENNETT JONES VERCHERE

                                                                     EXHIBIT C-3




January 16, 1996


To each of the Banks (the "Banks") party to the Credit Agreement dated as of January 16, 1996 among EOG Company of Canada, the Banks and Texas
Commerce Bank National Association, as
Administrative Agent for the Banks and
to such Administrative Agent

                   RE: EOG Company of Canada (the "Borrower")

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Article 3.1(d)(ii) of that certain Credit Agreement, dated as of January 16, 1996 (the "Credit Agreement"), among the Borrower, the Banks named therein (the "Banks") and Texas Commerce Bank National Association, as Administrative Agent for the Banks (the "Agent"). Except as otherwise defined herein, the capitalized terms defined in the Credit Agreement are used herein as therein defined.

We have acted as special Nova Scotia counsel to the Borrower in connection with the execution of the following documents (collectively, the "Documents"):

1.       the Credit Agreement;

2.       promissory notes, each dated January 16, 1996

         (a) payable to the order of Texas Commerce Bank National Association and in the principal amount of $US25,000,000;

         (b) payable to the order to Commezbank Aktingesellschaft and in the principal amount of $US25,000,000;

         (c) payable to the order of Royal Bank of Canada and in the principal amount of $US25,000,000;

January 16, 1996
Page 2

         (d) payable to the order of Bank of New York and in the principal amount of $US15,000,000; and

         (e) payable to the order of Bank of Nova Scotia and in the principal amount of $US15,000,000; and

3.       a notice of borrowing addressed to the Agent.

In that consideration and in rendering the opinions hereinafter set forth, we have examined:

(a)      executed copies of each of the Documents;

(b) the Memorandum of Association and Articles of Association of the Borrower;

(c) a certificate of states dated January 10, 1996 issued by the Registrar of Joint Stock Companies for the Province of Nova Scotia with respect to the Borrower;

(d) the corporate records of the Borrower including, in particular, a certified copy of a resolution of Borrower dated December 14, 1995 authorizing the Borrower to borrow money and give security therefor and a certified copy of a directors' resolution of the Borrower dated January 10, 1996 authorizing the Borrower to enter into the Credit Agreement and perform its obligations thereunder; and

(e) such other documents, agreements and instruments, and such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have also examined and relied upon originals or photostatic or certified copies of such corporate records, certificates of officers of the Borrower (including a certificate of encumbency, for the purposes of our opinions in paragraph 4 below a certificate attesting to the delivery of the Documents, and for the purposes of our opinions in paragraphs 2 and 3(c) below a certificate describing the business of the Borrower) and of public officials, and such other agreements, documents and instruments as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examination, we have assumed (i) the legal capacity of natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing and subject to the qualifications following we are of the opinion that:

1. The Borrower is an unlimited liability company duly incorporated and organized, validly existing and in good standing under the laws of the Province of Nova Scotia.

January 16, 1996
Page 3

2. The Borrower has all power and all material governmental licenses, authorizations, consents and approvals, if any, required to be issued by public authorities in the Province of Nova Scotia in order to permit the Borrower to carry on its business.

3. The execution, delivery and performance by the Borrower of each Document and the borrowings thereunder (a) are within the Borrower's corporate powers, (b) have been duly authorized by all necessary action of the Borrower, (c) require, in respect of the Borrower, no action by or in respect of, or filing with, any governmental body, agency or official in the Province of Nova Scotia, (d) do not contravene or violate, or constitute a default under, any provision of law or regulation of the Province of Nova Scotia applicable to the Borrower or the Memorandum of Association or the Articles of Association of the Borrower or, to the best of our knowledge, any judgment, injunction, order, decree or material agreement known to us and binding upon the Borrower, and (e) do not result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Borrower.

4. The Documents have each been duly executed and delivered by the Borrower and, although the Documents contain choice of law provisions which state that they shall be governed by and construed in accordance with the laws of the State of Texas, in the event that any action in a Nova Scotia Court to enforce the obligations of the Borrower under the Documents Texas law was not provided or otherwise not applied and the laws of Nova Scotia were applied to govern the legality, validity and interpretation of the Documents, each of the Documents would constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

5. To the best of our knowledge there is no litigation or legal, arbitral or administrative proceeding pending against Borrower.

6. The Borrower is not required, under any taxing legislation of the Province of Nova Scotia, to withhold tax from interest or principal paid or credited by the Borrower on the Notes or any other amounts which may be required to be paid or credited under the Credit Agreement to any non-resident of Canada with which the Borrower is dealing at arm's length within the meaning of the Income Tax Act (Canada).

7. The Guarantor is not required under any taxing legislation of the Province of Nova Scotia, to withhold tax from interest or principal paid or credited by the guarantor on the Guaranty or any other amounts which may be required to be paid or credited under the Guaranty to any non-resident of Canada with whom the Guarantor is dealing at arm's length within the meaning of the Income Tax Act (Canada).

8. The courts of the Province of Nova Scotia will enforce the choice of law provisions in the Documents.

January 16, 1996
Page 4

9. Any judgment for a fixed and definite sum of money rendered by the courts of the State of Texas (the "Foreign Court"), which has become final and conclusive under the judicial system of the State of Texas in respect of any suit, action or proceeding against the Borrower for the enforcement of its obligations under any of the Documents, in an action to enforce such judgments in the courts of the Province of Nova Scotia (the "Domestic Court"), be recognized as conclusive and enforceable without reconsideration of the merits adjudicated upon, provided that

         (i) such judgment does not conflict with another final and conclusive judgment on the same cause of action and no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the Domestic Court;

         (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the claim for relief on which the foreign judgment was based is not repugnant to the public policy as that term is understood under the laws of the Province of Nova Scotia;

         (iii) the Foreign Court which rendered the judgment was impartial and provided procedures compatible with the due process and natural justice standards of the Domestic Court;

         (iv) the Foreign Court which rendered the judgment had jurisdiction over the relevant contracting parties and the subject matter and, if jurisdiction in the foreign court was based on personal service alone, the Foreign Court was not a seriously inconvenient forum for the trial of the action;

         (v) the proceedings in the Foreign Court were not contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in that Foreign Court;

         (vi) such judgment is a subsisting judgment and has not been satisfied;

         (vii) such judgment, if issued in default of appearance of a contracting party, is not manifestly wrong;

         (viii) the enforcement of the judgment would not be contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws, and directives having effects on competition in Canada; and

         (ix) after the date of judgment in the Foreign Court, application to the Domestic Court to enforce such judgment is made with the six year limitation period specified by the laws of the Province of Nova Scotia.

January 16, 1996
Page 5

10. Neither the Agent nor the Banks will be subject to taxation in the Province of Nova Scotia by virtue of entering into the Documents or making the Advances under the Documents. No franchise, income, sales, gross receipts or other like taxes, and no documentary or other tax, is payable in the Province of Nova Scotia in connection with the execution and delivery of the Documents or the making of the Advances under the Documents.

11. Neither the execution and delivery of the Documents nor the making of the Advances under the Documents will cause the Agent or any Bank to be transacting business within Canada or Nova Scotia so as to require the Agent or any Bank to qualify to do business in Nova Scotia or require the Agent or any Bank to register to carry on business therein.

The opinions set forth above are subject in all respects to the following qualifications:

(a) our opinions are based on and limited to the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein. We render no opinion with respect to the laws of any other jurisdiction;

(b)      the validity and enforceability of the Documents may be limited by:

         i. Bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws (including court decisions) nor or hereafter in effect and affecting the rights of creditors generally;

         ii. The qualification that specific performance and other equitable remedies lie within the discretion of the court and may not be available if damages are deemed to be an adequate remedy;

         iii. The qualification that a court has power to grant relief from forfeiture, to stay proceedings before it and to stay executions on judgments; and

         iv.     Applicable laws regarding limitation of actions;

(c) the costs of or incidental to all proceedings taken in a court are in the discretion of the court and, notwithstanding any provisions of the Credit Agreement, the court has the discretion to determine by whom and to what extent the costs shall be paid and expenses recovered;

(d) the provisions of the Credit Agreement permitting severance of any provision thereof which may be held to be illegal, invalid or unenforceable in order to save other provisions thereof, will be enforced only subject to the discretion of a court;

(e) a judgment of a Canadian court may be awarded only in Canadian currency;

January 16, 1996
Page 6

(f) for the purposes of our opinion in paragraph 4 as to enforceability, we have assumed that

         i. each of the Documents has been duly authorized, and validly executed and delivered, by each party thereto other than the Borrower and is enforceable against each such person in accordance with its terms;

         ii. each of the Documents has been delivered by the Borrower in accordance with the laws of the State of Texas; and

         iii. the execution and delivery of the Documents and the making of the Advances, the performance by the parties of their obligations under the Documents and the enforcement of the rights of the Agent and the Banks under the Documents do not contravene the Bank Act (Canada), including section 508 thereof;

(g) our opinion that the courts of the Province of Nova Scotia would enforce the choice of law provisions in the Documents is subject to the assumptions that

         i. such choice of law is legal under the laws of the State of Texas;

         ii. such choice of laws is bone fide (in the sense that it was not made with a view to avoiding the consequences of the law of the jurisdiction with which the transaction has its most real and substantial connection);

         iii. such choice of law is not contrary to public policy, public order or good morals, as such terms are interpreted under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein. We have no reason from reviewing the Documents to believe that such choice of law would be contrary to pubic policy, public order or good morals, as such terms are interpreted under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein;

         and is further subject to the qualifications that in any proceeding taken in the Province of Nova Scotia to interpret and enforce any of the Documents

         iv. the choice of law set forth in the relevant Document would only be recognized to the extent specifically pleaded and proved as a fact by expert evidence;

         v. the choice of law set forth in the relevant Document would only be recognized with respect to issues which under conflict of laws rules in effect in the Province of Nova Scotia are characterized to be substantive contract issues and the laws of Texas would not be applied to the extent such foreign laws were found to be (i) procedural in nature, or (ii) in conflict with the laws of the Province of Nova Scotia or the federal laws of Canada applicable therein as determined by such court to be of overriding or mandatory effect; and

January 16, 1996
Page 7


         vi. a court of competent jurisdiction in the Province of Nova Scotia may decline to hear a proceeding where such court determines that the Province of Nova Scotia is not the convenient forum to hear the proceeding or if concurrent proceedings are brought elsewhere;

(h) we express no opinion as to the enforceability of any provision of the Credit Agreement purporting to relieve any person from any liability which they might otherwise have;

(i) the opinions expressed herein are as of the date hereof only, and we assume no obligation to update or supplement such opinions to reflect any fact or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur or become effective;

(j) our opinions in paragraph 6 are based upon the assumption that the Borrower is not required, under the Income Tax Act (Canada), to withhold tax from interest or principal paid or credited by the Borrower on the Notes or any other amounts which may be required to be paid under the Credit Agreement to any non-resident of Canada with whom the Borrower is dealing at arm's length within the meaning of the Income Tax Act (Canada);

12. our opinions in paragraphs 7 are based upon the assumption that the Guarantor is not required, under the Income Tax Act (Canada), to withhold tax from interest or principal paid or credited by the Guarantor on the Guaranty or any other amounts which may be required to be paid under the Guaranty to any non-resident of Canada with whom the Guarantor is dealing at arm's length within the meaning of the Income Tax Act (Canada); and

13. our opinions in paragraphs 10 are based upon the assumption that neither the Agent nor the Banks will be subject to taxation under the Income Tax Act (Canada) by virtue of entering into the Documents or making the Advances under the Documents and that no franchise, income, sales, gross receipts or other like taxes, and no documentary or other tax, is payable under the Income Tax Act (Canada) in connection with the execution and delivery of the Documents or the making of the Advances under the Documents.

This opinion is furnished in connection with the transactions evidenced by the Credit Agreement and anticipated in connection therewith and may not be relied upon in connection with any other transaction or by any person other than you; or provided, however, that Vinson & Elkins L.L.P. may rely upon this opinion or the purposes of rendering its opinion in connection with the Credit Agreement.

Yours very truly,

STEWART MCKELVEY STIRLING SCALES

                                                                       EXHIBIT D


                     [ENRON OIL & GAS COMPANY LETTERHEAD]



                                January 16, 1996



To each of the Banks parties
to the Credit Agreement dated
as of January 16, 1996 among
EOG Company of Canada, said Banks
and Texas Commerce Bank National
Association, as Administrative Agent
for said Banks and to such
Administrative Agent


         RE: Guaranty dated as of January 16, 1996 by Enron Oil & Gas Company, as Guarantor, in favor of the Banks named therein and Texas Commerce Bank National Association, as Administrative Agent


Ladies and Gentlemen:

         As Vice President and General Counsel of Enron Oil & Gas Company, a Delaware corporation (the "Company"), I am familiar with the Guaranty (the "Guaranty") made and entered into as of January 16, 1996 by the Company in favor of the Banks named therein and Texas Commerce Bank National Association, as Administrative Agent. In such capacities, I am also familiar with the Restated Certificate of Incorporation, as amended, and By-laws, as amended, of the Company. This opinion is being furnished to you pursuant to Section 3.1(d)(iii) of that certain Credit Agreement dated as of January 16, 1996 among EOG Company of Canada, as the Borrower, and the Banks named therein and Texas Commerce Bank National Association, as Administrative Agent. Except as otherwise defined herein, terms defined in the Guaranty are used herein as therein defined.

         Before rendering the opinions hereinafter set forth, I (or other attorneys with the Company's legal department acting under my direction) have examined the Guaranty, and have examined and relied upon originals or photostatic or certified copies of such corporate records, certificates of officers of the Company and of public officials, and such agreements, documents and instruments, and made such investigations of law, as I (or such other attorneys) have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examination, I (or such other attorneys) have assumed the genuineness of all signatures (other than those of officers of the

January 16, 1996
Page 2


Company) and the authenticity of all documents submitted to me (or such other attorneys) as originals, and the conformity to original documents of all documents submitted to me (or such other attorneys) as photostatic or certified copies.

         Upon the basis of the foregoing, and subject to the assumptions, qualifications and explanations set forth herein, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent failure to obtain such licenses, authorizations, consents or approvals would not materially adversely affect the Company and its Principal Subsidiaries taken as a whole.

         2. The execution, delivery and performance by the Company of the Guaranty are within the Company's corporate powers, have been duly authorized by all necessary corporate action on the part of the Company, and do not contravene, nor constitute a default under, (a) the Restated Certificate of Incorporation, as amended, or the By-laws, as amended, of the Company, (b) any contractual restriction contained in any material (meaning for purposes of this opinion those creating a monetary liability of $50,000,000 or more) agreement binding upon the Company, or (c) any judgment, injunction, order or decree known to me binding upon the Company. The execution, delivery and performance by the Company of the Guaranty will not result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Company or any of its Subsidiaries. The Guaranty has been duly executed and delivered by the Company.

         3. Except as disclosed in the Company's Form 10-K for the year ended December 31, 1994, or the Company's Form 10-Q for the quarter ended September 30, 1995, to my knowledge, there is no action, suit or proceeding pending or threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the consolidated financial position or consolidated results of operations of the Company and its Subsidiaries taken as a whole or which in any manner draws into question the validity of the Guaranty.

January 16, 1996
Page 3


         4. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5. Neither the Company nor any Principal Subsidiary is a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company", or an "affiliate" of a "subsidiary company" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or regulated pursuant to such Act or the rules and regulations promulgated thereunder or any order or interpretation of the Securities and Exchange Commission or its staff issued pursuant thereto.

         The opinions set forth above are subject in all respects to the following qualifications:

         (a) In rendering the opinions expressed in paragraph 2 above, neither I nor any other attorney acting under my direction have made any examination of any accounting or financial matters related to certain of the covenants contained in certain documents to which the Company may be subject, and I express no opinion with respect thereto.

         (b) In rendering the opinions expressed in paragraph 3 above, I (or such other attorneys acting under my direction) have only reviewed the files and records of the Company and the Subsidiaries, and we have consulted with such senior officers of the Company and the Subsidiaries as we have deemed necessary.

         (c) This opinion is limited in all respects to the laws of the State of Texas and the General Corporation Law of the State of Delaware and the Federal law of the United States.

         (d) The opinions expressed herein are as of the date hereof only, and I assume no obligation to update or supplement such opinions to reflect any fact or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur or become effective.

         This opinion is furnished in connection with the Guaranty and is solely for the benefit of the Banks, the Administrative Agent, and their respective successors, assigns, participants and other transferees, and may not be relied upon in connection with any other transaction or by any other person; provided, however, that Vinson &

January 16, 1996
Page 4


Elkins L.L.P. may rely on certain provisions of this opinion to the extent stated in its opinion for the purposes of rendering its opinion pursuant to
Section 3.1(d)(i) of the Credit Agreement.


                                        Very truly yours,



                                        Dennis M. Ulak

                                   EXHIBIT E

                              NOTICE OF CONVERSION



Texas Commerce Bank
  National Association
  as Administrative Agent
712 Main Street
Houston, Texas  77002

         Attention:       Manager, Energy Group
                          5 TCB-N 86

Ladies and Gentlemen:

         The undersigned, EOG Company of Canada refers to the Credit Agreement, dated as of January 12, 1996 (such Credit Agreement, as amended from time to tome being herein referred to as the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto and Texas Commerce Bank National Association, as Administrative Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.8 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.8 of the Credit Agreement:

                 (1) The Business Day of the Proposed Conversion is _______________, 199__.

                 (2)      The Advances to be converted are: ____________________

                 (3) The Advances are to be Converted into the following Types and amounts of Advances:

                          [Base Rate Advances]

                          [Adjusted CD Rate Advances]

                          [Eurodollar Advances]

                          Amount:

               *[(4)   The Interest Period for each such Advance is _____
            (days) (months).]


                                        Very truly yours,

                                        EOG COMPANY OF CANADA


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------




__________________________________

     *To be included for a Proposed Conversion to Adjusted CD Rate Advances or Eurodollar Advances.

                                   EXHIBIT F

                                   [Form of]

                           ASSIGNMENT AND ACCEPTANCE

                       Dated: ___________________, _____


         Reference is made to the Credit Agreement dated as of January 16, 1996 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among EOG Company of Canada, a Nova Scotia unlimited liability company (the "Borrower"), the banks named therein (the "Banks"), and Texas Commerce Bank National Association, as administrative agent for the Banks (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement and Assignor's Note or Notes to the extent described on Schedule I hereto the ("Assigned Facility") in a principal amount as set forth on Schedule I.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or the Guaranty or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document, the Guaranty or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantor or the performance or observance by the Borrower or the Guarantor of any of its respective obligations under the Credit Agreement, any other Loan Document, the Guaranty or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facility and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit

Agreement and the Guaranty, together with copies of the financial statements referred to in Section 3.1(d) of the Guaranty, or if later, the most recent financial statements delivered pursuant to Section 4.1(a) of the Guaranty and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the Guaranty and the Loan Documents; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents and the Guaranty as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and
(vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and the Borrower effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Administrative Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

         5. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

                 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule I hereto.

                    Schedule I to Assignment and Acceptance

Legal Name of Assignor:
                         ------------------------------------
Legal Name of Assignee:
                         ------------------------------------
Effective Date of Assignment:                         ,
                               -----------------------  -----

                                                                    Percentage Assigned of
                                                                    Each Note (to at least 8
                                           Principal                decimals) (Shown as percentage
                                            Amount                  of aggregate original principal
Note Dated:                                Assigned                 original principal of all Banks)
-----------                                --------                 --------------------------------
January 16, 1996:                          $                                          %
                                            --------------                      ------
                                    :      $                                          %
                 -------------------        --------------                      ------

                                    :      $                                          %
                 --------------------       --------------                      ------

                                  Total    $
                                            --------------

Accepted:


TEXAS COMMERCE BANK NATIONAL
  ASSOCIATION, as the Administrative Agent


By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------


EOG COMPANY OF CANADA


By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------

---------------------------------
                as Assignor

By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------



---------------------------------
                as Assignee


By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------


Domestic Lending Office of Assignee:


---------------------------------

---------------------------------

---------------------------------


CD Lending Office of Assignee:


---------------------------------

---------------------------------

---------------------------------


Eurodollar Lending Office of Assignee:


---------------------------------

---------------------------------

---------------------------------


Address for Notices to Assignee:


---------------------------------

---------------------------------

---------------------------------

Telephone No.:
              -------------------
Facsimile No.:
              -------------------
Attention:
          -----------------------




                                      FS-2